IVAX Diagnostics, Inc.
2140 North Miami Avenue
Miami, Florida 33127

April [___], 2011

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of the Stockholders of IVAX Diagnostics, Inc., which will be held on May 20, 2011 at 10:00 a.m., local time, at Museum Tower, 150 West Flagler Street, 22nd Floor, Miami, Florida 33130. The Notice of Annual Meeting and Proxy Statement, which are contained in the following pages, describe in detail the four proposals to be considered by our stockholders at the Annual Meeting and at any and all postponements or adjournments thereof.

Our Board of Directors recommends that you vote your shares “FOR” each of the four proposals more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the Annual Meeting and regardless of the size of your holdings, you are encouraged to vote by promptly completing, signing, dating and mailing the enclosed Proxy Card in the postage pre-paid envelope provided or by voting your shares by telephone or Internet in accordance with the instructions set forth on the Proxy Card. Your participation is valued. The prompt return of your Proxy Card by mail or vote by telephone or Internet will save the Company from incurring additional solicitation expenses. Please vote today.

On behalf of our Board of Directors and our employees, I would like to express our appreciation for your continued support. If you have any questions, please contact Georgeson Inc., who is assisting us in connection with this Annual Meeting, toll-free at 1-866-297-1410.

Sincerely,

[ signature ]

Kevin D. Clark,
President, Chief Executive Officer,
and Chief Operating Officer

IVAX Diagnostics, Inc.
2140 North Miami Avenue
Miami, Florida 33127

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 20, 2011

Notice is hereby given that the 2011 Annual Meeting of the Stockholders of IVAX Diagnostics, Inc. (the “Company”) will be held at Museum Tower, 150 West Flagler Street, 22nd Floor, Miami, Florida 33130 on May 20, 2011 commencing at 10:00 a.m., local time, for the following purposes:

1.	To approve the sale and issuance to ERBA Diagnostics Mannheim GmbH of 20,000,000 shares of the Company’s Common Stock for an aggregate purchase price of $15,000,000 and warrants to purchase an additional 20,000,000 shares of the Company’s Common Stock;

2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation increasing the number of authorized shares of the Company’s Common Stock from 50,000,000 shares to 100,000,000 shares;

3.	To approve, solely for purposes of Section 203 of the Delaware General Corporation Law, certain future transactions between the Company and ERBA Diagnostics Mannheim GmbH and its affiliates and associates;

4.	To elect five directors to the Company’s Board of Directors, two of whom will serve for a three-year term, two of whom will serve for a two-year term and one of whom will serve for a one-year term; and

5.	To consider such other business as may properly be brought before the Annual Meeting or any postponement or adjournment thereof.

The foregoing matters are more fully described in the Proxy Statement which forms a part of this Notice of Annual Meeting. Only stockholders of record at the close of business on April 15, 2011 are entitled to notice of and to vote at the Annual Meeting and at any and all postponements or adjournments thereof. If you have any questions, please contact Georgeson Inc., who is assisting us in connection with this Annual Meeting, toll-free at 1-866-297-1410.

Sincerely yours,

[ signature ]

Kevin D. Clark,
President, Chief Executive Officer,
and Chief Operating Officer

Miami, Florida
April [___], 2011

IMPORTANT: THE PROMPT VOTE OF YOUR SHARES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. THEREFORE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE POSTAGE PRE-PAID ENVELOPE PROVIDED OR VOTE YOUR SHARES BY TELEPHONE OR INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE PROXY CARD.

IVAX Diagnostics, Inc.
2140 North Miami Avenue
Miami, Florida 33127

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of IVAX Diagnostics, Inc. (the “Company”) of proxies for use at the 2011 Annual Meeting of the Stockholders of the Company (the “Annual Meeting”) to be held at Museum Tower, 150 West Flagler Street, 22nd Floor, Miami, Florida 33130 on May 20, 2011 at 10:00 a.m., local time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being mailed to stockholders on or about April [___], 2011.

GENERAL INFORMATION ABOUT ANNUAL MEETING

Who is entitled to vote?

Stockholders owning shares of the Company’s Common Stock at the close of business on April 15, 2011 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and at any and all postponements or adjournments thereof. On the Record Date, 27,649,887 shares of the Company’s Common Stock were issued and outstanding. Holders of the Company’s Common Stock are entitled to one vote per share on all matters to be considered at the Annual Meeting.

What am I voting on?

There are four proposals scheduled to be voted on at the Annual Meeting:

1.	To approve the sale and issuance to ERBA Diagnostics Mannheim GmbH (“ERBA”) of 20,000,000 shares of the Company’s Common Stock for an aggregate purchase price of $15,000,000 and warrants to purchase an additional 20,000,000 shares of the Company’s Common Stock;

2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation increasing the number of authorized shares of the Company’s Common Stock from 50,000,000 shares to 100,000,000 shares;

3.	To approve, solely for purposes of Section 203 of the Delaware General Corporation Law (the “DGCL”), certain future transactions between the Company and ERBA and its affiliates and associates; and

4.	To elect five directors to the Company’s Board of Directors, two of whom will serve for a three-year term, two of whom will serve for a two-year term and one of whom will serve for a one-year term.

Although the Board of Directors is unaware of any other matter to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting upon which stockholders are entitled to vote, then the persons named in the proxy will vote as proxies in accordance with their own best judgment on those matters.

How do I vote?

The Board of Directors recommends that you vote “FOR” all four proposals set forth in this Proxy Statement. Each proxy solicited, if properly completed and received by the Company prior to the Annual Meeting and not revoked prior to its use, will be voted in accordance with the instructions contained therein.

If, on the Record Date, your shares were registered in your name directly with the Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, in order to ensure that your vote is represented at the Annual Meeting and at any and all postponements or adjournments thereof, the Company encourages you to:

•	complete, sign, date and return the enclosed Proxy Card in the postage pre-paid envelope provided; or

•	vote your shares by telephone or Internet in accordance with the instructions set forth on the Proxy Card.

If, on the Record Date, your shares were held beneficially through a brokerage account or through a bank or other nominee, then you are considered the beneficial owner of the shares but not the record holder of the shares, and your shares are held in “street name.” If you hold your shares in “street name,” then to vote your shares, you must follow the voting instructions that you receive from your broker, bank or other nominee. If you hold your shares in “street name,” then you will not be entitled to vote in person at the Annual Meeting (although you will be permitted to attend) unless you have obtained a signed proxy from your broker, bank or other nominee giving you the right to vote the shares. If you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee can vote your shares only with respect to “discretionary” matters, but not with respect to “non-discretionary” matters.

Proposal #2, the amendment to the Company’s Amended and Restated Certificate of Incorporation increasing the number of authorized shares of the Company’s Common Stock from 50,000,000 shares to 100,000,000 shares, is deemed to be a “discretionary” matter on which your broker, bank or other nominee may vote your shares if you do not provide voting instructions. Proposal #1, the sale and issuance to ERBA of 20,000,000 shares of the Company’s Common Stock for an aggregate purchase price of $15,000,000 and warrants to purchase an additional 20,000,000 shares of the Company’s Common Stock, Proposal #3, the approval, solely for purposes of Section 203 of the DGCL, of certain future transactions between the Company and ERBA and its affiliates and associates, and Proposal #4, the election of five directors to the Company’s Board of Directors, are “non-discretionary” matters on which your broker, bank or other nominee will not be permitted to vote your shares if you do not provide voting instructions. Therefore, if you do not provide voting instructions to your broker, bank or other nominee with respect to the three “non-discretionary” matters to be considered at the Annual Meeting, then your shares will be treated as “broker non-votes” on, and will effectively count as votes to “WITHOLD” or “AGAINST,” those proposals. Accordingly, if you hold your shares in “street name,” then it is important that you give voting instructions to your broker, bank or other nominee by following the voting instructions that you receive from your broker, bank or other nominee.

Proxies received with no instructions will be voted “FOR” all four proposals set forth in this Proxy Statement and according to the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof.

You can change or revoke your proxy at any time before it is exercised. To do so, you must:

•	notify the Secretary of the Company in writing at the address set forth above that you are revoking your proxy;

•	complete, sign, date and mail a new Proxy Card bearing a later date;

•	on a later date, vote your shares via telephone or Internet in accordance with the instructions set forth on the Proxy Card; or

•	subject to the requirements set forth above with respect to “street name” holders, attend the Annual Meeting and vote in person.

If you have any questions, please contact Georgeson Inc., who is assisting us in connection with this Annual Meeting, toll-free at 1-866-297-1410. Stockholders who wish to attend the Annual Meeting may contact Georgeson Inc. at the toll-free number set forth above for directions to the Annual Meeting.

What vote is required for approval?

Proposal #1, the sale and issuance to ERBA of 20,000,000 shares of the Company’s Common Stock for an aggregate purchase price of $15,000,000 and warrants to purchase an additional 20,000,000 shares of the Company’s Common Stock, is required to be approved under both Section 203 of the DGCL and Section 713 of the NYSE Amex Company Guide and will be approved:

•	under Section 203 of the DGCL, if holders of at least 66-2/3% of the issued and outstanding shares of the Company’s Common Stock (excluding any shares beneficially owned, directly or indirectly, by ERBA) vote “FOR” this proposal; and

•	under Section 713 of the NYSE Amex Company Guide, if holders of at least a majority of the issued and outstanding shares of the Company’s Common Stock vote “FOR” this proposal.

Proposal #1 will be approved only if both thresholds set forth above are achieved. Abstentions and “broker non-votes” will have the same effect as voting “AGAINST” this proposal.

Proposal #2, the amendment to the Company’s Amended and Restated Certificate of Incorporation increasing the number of authorized shares of the Company’s Common Stock from 50,000,000 shares to 100,000,000 shares, will be approved if holders of at least a majority of the issued and outstanding shares of the Company’s Common Stock vote “FOR” this proposal. Abstentions will have the same effect as voting “AGAINST” this proposal.

Proposal #3, the approval of certain future transactions with ERBA and its affiliates and associates, will be approved under Section 203 of the DGCL if holders of at least 66-2/3% of the issued and outstanding shares of the Company’s Common Stock (excluding any shares beneficially owned, directly or indirectly, by ERBA) vote “FOR” this proposal. Abstentions and “broker non-votes” will have the same effect as voting “AGAINST” this proposal.

Proposal #4, the election of five directors to the Company’s Board of Directors, requires the affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting to elect the five nominees named in the Proxy Statement to the Board of Directors. There is no right to cumulative voting in the election of directors. Abstentions and “broker non-votes” will effectively count as votes to “WITHHOLD” with respect to this proposal.

ERBA beneficially owns, directly or indirectly, approximately 72.5% of the issued and outstanding shares of the Company’s Common Stock. The shares beneficially owned, directly or indirectly, by ERBA will not be entitled to vote on, and will be excluded from the calculation of the votes required to approve, Proposal #1 (with respect to the approval required by Section 203 of the DGCL) and Proposal #3. ERBA has advised the Company that it intends to vote all shares of the Company’s Common Stock beneficially owned by it “FOR” Proposal #1 (with respect to the approval required by Section 713 of the NYSE Amex Company Guide), “FOR” Proposal #2, and “FOR” the election of all five of the nominees for director named in this Proxy Statement to the Board of Directors in Proposal #4.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting.

What is a quorum?

The presence, in person or by proxy, of at least a majority of the issued and outstanding shares of the Company’s Common Stock and a majority of the issued and outstanding shares of the Company’s Common Stock (excluding any shares beneficially owned, directly or indirectly, by ERBA) is necessary to transact business at the Annual Meeting. Both of the thresholds set forth above must be achieved in order to declare a quorum for all four proposals to be considered by our stockholders at the Annual Meeting. Abstentions and “broker non-votes” will be counted as present for purposes of establishing a quorum. If there are not sufficient shares represented for a quorum, then the Annual Meeting may be adjourned or postponed from time to time until a quorum is established.

Any adjournment or postponement of the Annual Meeting may be made from time to time with respect to one or more, but not necessarily all, of the proposals set forth in this Proxy Statement. If sufficient votes to approve any proposal set forth in this Proxy Statement are not received, then the persons named as proxies may adjourn or postpone the Annual Meeting from time to time to permit further solicitation of proxies, or to obtain the vote, required for approval of any such proposal.

The determination of a quorum will be made by the inspector of election appointed for the Annual Meeting.

Who is paying for this proxy solicitation?

The Company will bear the expense of soliciting proxies and may reimburse brokers, banks and other nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held through such brokers, banks and nominees. The Company has retained the services of Georgeson Inc. to assist the Company in the distribution and solicitation of proxies and has agreed to pay Georgeson Inc. an estimated fee ranging approximately from $11,000 to $25,000 plus expenses for its services. Certain of the Company’s directors, officers and employees may solicit proxies in person or by telephone, mail or other means of communication, but will not be paid any additional consideration.

BACKGROUND INFORMATION

ERBA’s Relationship with the Company

On September 1, 2010, ERBA, an in vitro diagnostics company headquartered in Germany, acquired all of the approximately 72.4% of the issued and outstanding shares of the Company’s Common Stock owned by Patrice R. Debregeas, Debregeas & Associes Pharma SAS, a company wholly-owned by Mr. Debregeas and members of his family, Paul F. Kennedy and Umbria LLC, a company wholly-owned by Mr. Kennedy (collectively, the “Debregeas — Kennedy Group”), for $0.75 per share, or an aggregate purchase price of approximately $15,000,000 (the “Share Acquisition”). ERBA used cash on hand to fund the purchase price. As a result of the Share Acquisition, ERBA, which previously indirectly beneficially owned 8,400 shares of the Company’s Common Stock, now directly or indirectly beneficially owns 20,034,713 shares of the Company’s Common Stock, or approximately 72.5% of the issued and outstanding shares of the Company’s Common Stock. Transasia Bio-medicals Ltd. is the parent company of ERBA.

The Board of Directors of the Company is composed of five people — Suresh Vazirani, Kishore “Kris” Dudani, Philippe Gadal, Ph.D., David M. Templeton and John B. Harley, M.D., Ph.D. Mr. Vazirani, who serves as the Company’s executive Chairman of the Board of Directors, is the Chief Executive Officer and Managing Director of ERBA. Mr. Dudani is the Marketing and Business Development Representative — South, Central and Latin America, of ERBA.

Section 203 of the DGCL

Section 203 of the DGCL is an anti-takeover law that was generally designed to prevent abusive takeover tactics by certain stockholders of a Delaware corporation. In general, Section 203 of the DGCL prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years after the time that such stockholder became an “interested stockholder” (each term as defined below), unless:

•	prior to such stockholder becoming an interested stockholder, the corporation’s board of directors approved either the business combination or the transaction which resulted in such stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time that such stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

Under Section 203 of the DGCL, the definition of “business combination” includes transactions that would not on their face necessarily be considered business combinations. Section 203 of the DGCL generally defines “business combinations” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (except proportionately as a stockholder of such corporation) to or with the interested stockholder of assets of the corporation having a market value equal to 10% or more of either the market value of all the corporation’s assets or the market value of all the corporation’s stock;

•	subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock to the interested stockholder;

•	any transaction involving the corporation which has the effect of increasing the proportionate share of the stock (or securities convertible into the stock) of the corporation which is owned by the interested stockholder; or

•	any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in the four preceding bullet points) provided by or through the corporation.

Section 203 of the DGCL generally defines an “interested stockholder” as any individual or entity that:

•	is the beneficial owner, directly or indirectly, of 15% or more of the outstanding voting stock of the corporation;

•	was the beneficial owner, directly or indirectly, of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such individual or entity is an interested stockholder; or

•	is affiliated or associated with, or directly or indirectly controls, is controlled by or is under common control with, any individual or entity described in the two preceding bullet points.

ERBA as an “Interested Stockholder”

The Company is a Delaware corporation and is subject to Section 203 of the DGCL. As a result of the Share Acquisition, on September 1, 2010, ERBA became an “interested stockholder” under Section 203 of the DGCL. Accordingly, under Section 203 of the DGCL, the Company is currently prohibited from participating in any transaction with ERBA that may be deemed to be a “business combination” until September 1, 2013, unless holders of at least 66-2/3% of the issued and outstanding shares of the Company’s Common Stock (excluding any shares beneficially owned, directly or indirectly, by ERBA) approve such transaction.

Going Concern Qualification

The Company incurred a net loss of $4.2 million during the year ended December 31, 2010 and used cash from operations of $1.8 million during the year ended December 31, 2010. The Company had approximately $1.8 million in cash and cash equivalents at December 31, 2010, compared to $4.2 million at December 31, 2009. The Company does not believe that its existing cash and cash equivalents will be sufficient to meet its anticipated cash requirements over the next twelve months. The Company’s audited consolidated financial statements for the fiscal year ended December 31, 2010, included in its Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on March 30, 2011 (the “Annual Report on Form 10-K”), contained a report from the Company’s independent registered public accounting firm that indicates there is a substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon receiving additional funds through the issuance of debt or equity securities or incurring indebtedness, successfully implementing its business plan and strategic initiatives and improving its cash flow. The Company is evaluating various forms of financing arrangements, including incurring indebtedness. There can be no assurance that any such additional funds would be available on acceptable terms or at all. If the Company is unable to raise needed capital on terms acceptable to it, then the Company may not be able to develop new products, enhance its existing products, execute its business plan, take advantage of future opportunities or respond to competitive pressures or unanticipated customer requirements, and the Company may be required to curtail or reduce its operations. Any of these events could materially and adversely affect the Company’s business, prospects, operating results, financial condition and cash flows, and could result in the loss of your investment in the Company.

PROPOSALS FOR ANNUAL MEETING

PROPOSAL #1:
APPROVAL OF SALE AND ISSUANCE TO ERBA OF SHARES OF THE COMPANY’S COMMON STOCK
AND WARRANTS TO PURCHASE ADDITIONAL SHARES OF THE COMPANY’S COMMON STOCK

Purpose of this Proposal

The Company’s ability to continue as a going concern is dependent upon receiving additional funds. In an effort to address this need for liquidity, on April 8, 2011, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”) with ERBA, pursuant to which the Company has agreed to sell and issue to ERBA 20,000,000 shares of the Company’s Common Stock for an aggregate purchase price of $15,000,000 and warrants to purchase an additional 20,000,000 shares of the Company’s Common Stock (collectively, the “Investment”). The Company believes that the Investment will provide adequate cash resources to fund its operations and liquidity needs for the reasonably foreseeable future. However, the long-term liquidity of the Company is dependent on the ability of the Company’s operations to attain profitability.

On April 8, 2011, a committee of the Board of Directors (the “Committee”) composed of Philippe Gadal, Pharm.D., David M. Templeton and John B. Harley, M.D., Ph.D., each of whom has been determined to be “independent” under the rules of the NYSE Amex governing the independence of directors and who collectively comprise a majority of the Board of Directors, unanimously approved the Stock Purchase Agreement and the Investment. A summary of the material provisions of Investment, as set forth in the Stock Purchase Agreement and the warrant contemplated by the Investment, is provided below.

•	Price per Share for Purchase of Common Stock. The shares of the Company’s Common Stock to be issued and purchased in the Investment will be issued at a price of $0.75 per share, which per share purchase price constitutes a premium of 14% above the average closing price of a share of the Company’s Common Stock on the NYSE Amex during the five trading days immediately prior to the date on which the Investment was approved by the Committee and publicly announced by the Company.

•	Timing of Purchase of Common Stock. The shares of the Company’s Common Stock to be issued and purchased in the Investment will be issued and purchased in three approximately equal installments during the one-year period beginning with the initial consummation of the Investment, as follows: (i) 6,666,667 shares of the Company’s Common Stock for an aggregate purchase price of $5,000,000, upon the initial consummation of the Investment (the “Initial Closing”), which, assuming the Company obtains all required approvals of its stockholders at the Annual Meeting, is expected to occur promptly after May 20, 2011, the date of the Annual Meeting; (ii) 6,666,667 shares of the Company’s Common Stock for an aggregate purchase price of $5,000,000, on or prior to the date which is six months after the Initial Closing, which six month anniversary is expected to occur on or about November 20, 2011; and (iii) 6,666,666 shares of the Company’s Common Stock for an aggregate purchase price of $5,000,000, on or prior to the date which is one year after the Initial Closing, which one year anniversary is expected to occur on or about May 20, 2012.

•	Exercise Price per Share for Warrants. The warrants to be issued in the Investment will have a five-year term and will have an exercise price per share of the Company’s Common Stock equal to $0.75, which exercise price per share constitutes a premium of 14% above the average closing price of a share of the Company’s Common Stock on the NYSE Amex during the five trading days immediately prior to the date on which the Investment was approved by the Committee and publicly announced by the Company.

•	Restricted Securities. The shares of the Company’s Common Stock, and the warrants to purchase additional shares of the Company’s Common Stock, to be issued and purchased in the Investment, and the shares of the Company’s Common Stock issuable upon exercise of the warrants, will be issued in a transaction not involving any public offering and will not be registered under the Securities Act of 1933 and, accordingly, will be deemed “restricted securities” under Rule 144 promulgated under the Securities Act of 1933, as amended.

•	No Registration Rights. The Company has not granted, and does not intend to grant during the two-year lock-up period described below, any registration rights to ERBA with respect to the shares of the Company’s Common Stock, or the warrants to purchase additional shares of the Company’s Common Stock, to be issued and purchased in the Investment, or the shares of the Company’s Common Stock issuable upon exercise of the warrants.

•	Lock-Up. ERBA has agreed that the shares of the Company’s Common Stock to be issued and purchased in the Investment will be subject to a lock-up for a period of two years after the date on which such shares were issued and purchased in the Investment, during which time such shares of the Company’s Common Stock may not be sold, subject to certain limited exceptions. ERBA has also agreed that the warrants to be issued and purchased in the Investment, and the shares of the Company’s Common Stock issuable upon exercise of the warrants, will be subject to a lock-up for a period of two years after the date on which such warrants were issued in the Investment, during which time such warrants and shares of the Company’s Common Stock issuable upon exercise of the warrants may not be sold, subject to certain limited exceptions.

•	Adjustments. The Stock Purchase Agreement and the warrant contemplated by the Investment contain customary provisions for the adjustment of the purchase price per share and the number of shares to be purchased under the Stock Purchase Agreement, and the exercise price per share and the number of shares underlying the warrant, in order to fairly preserve the purchase obligations represented by the Stock Purchase Agreement and the purchase rights represented by the warrant in the event of the merger, consolidation, sale or reorganization of the Company, the reclassification, subdivision or combination of the Company’s securities, the payment of non-cash dividends or other similar extraordinary events.

•	Certain Other Terms and Conditions. The Stock Purchase Agreement contains representations, warranties, conditions, covenants and agreements which the Committee believes are customary for a transaction of the same nature as the Investment. Under the Stock Purchase Agreement, the Investment is conditioned upon the Company obtaining all required approvals of its stockholders, including, without limitation, the approval of holders of at least 66-2/3% of the issued and outstanding shares of the Company’s Common Stock (excluding any shares beneficially owned, directly or indirectly, by ERBA).

The Company intends to use the net proceeds of the Investment for general corporate purposes, including funding the continued growth and development of its business and working capital requirements, and for possible acquisitions and strategic opportunities. The Company is evaluating, and expects to continue to evaluate and engage in discussions regarding, acquisitions, some of which could be significant. However, the Company has no definitive agreements or binding commitments to make any future acquisitions.

The Company incurred a net loss of $4.2 million during the year ended December 31, 2010 and used cash from operations of $1.8 million during the year ended December 31, 2010. The Company had approximately $1.8 million in cash and cash equivalents at December 31, 2010, compared to $4.2 million at December 31, 2009. The Company does not believe that its existing cash and cash equivalents will be sufficient to meet its anticipated cash requirements over the next twelve months. The Company’s audited consolidated financial statements for the fiscal year ended December 31, 2010, included in the Annual Report on Form 10-K, contained a report from the Company’s independent registered public accounting firm that indicates there is a substantial doubt about the Company’s ability to continue as a going concern.

The Company believes that the Investment, whether or not the warrants are exercised, will provide adequate cash resources to fund its operations and liquidity needs for the reasonably foreseeable future. However, the long-term liquidity of the Company is dependent on the ability of the Company’s operations to attain profitability.

If the Company is unable to consummate the Investment, then the Company will need to raise additional funds through the issuance of debt or equity securities or incurring indebtedness to address its liquidity needs. The Company is evaluating various forms of financing arrangements, including incurring indebtedness. There can be no assurance that any such additional funds would be available on acceptable terms or at all. However, the Company cannot provide assurance that it would be able to obtain financing from unaffiliated third parties on acceptable terms or at all. If the Company is unable to consummate the Investment and is unable to obtain financing, then the Company may not be able to develop new products, enhance its existing products, execute its business plan, take advantage of future opportunities or respond to competitive pressures or unanticipated customer requirements, and the Company may be required to curtail or reduce its operations.

Prior to its unanimous approval of the Stock Purchase Agreement and the Investment, the Committee discussed and considered, among other things, the Company’s current liquidity situation, capital resources and cash needs, market discounts in arm’s-length private-investment-in-public-entity (PIPE) transactions, the volatility in the trading price of a share of the Company’s Common Stock on the NYSE Amex, the ongoing turmoil in the equity and credit markets and current market conditions (which have limited the size, type and availability of financing transactions to the Company and which have made the terms and conditions of several types of financing transactions unattractive, or altogether unavailable, to the Company), and timing and expense considerations associated with various alternative financing strategies. The Committee believes that the Investment is on terms equal to or better than the Company could have received from an unaffiliated third party, if such funds or financing were available to the Company at all. The Investment would be dilutive to the Company’s stockholders and could adversely impact the market price of the Company’s Common Stock.

The Company has conducted a preliminary analysis of the accounting treatment of the Investment. This analysis has focused on the balance sheet and income statement effects of the Investment, as it is known that the aggregate cash flows to the Company from the Investment would be $30,000,000 (assuming the full exercise of the warrants) less the Company’s expenses related to the Investment. The Investment could reduce the Company’s net income as a result of non-cash charges associated with the Investment which the Company may be required to record under applicable accounting guidance. The Company continues to further analyze the accounting treatment of the Investment.

The descriptions of the Investment and the Stock Purchase Agreement (including the description of the warrant contemplated to be issued thereunder) contained in this Proposal #1 are qualified in their entirety by reference to the Stock Purchase Agreement (including the contemplated form of warrant contained therein), which is attached to this Proxy Statement as Appendix A.

Need for Stockholder Approvals

Under Section 203 of the DGCL, the Company is currently prohibited from participating in any transaction with ERBA that may be deemed to be a “business combination” until September 1, 2013, unless holders of at least 66-2/3% of the issued and outstanding shares of the Company’s Common Stock (excluding any shares beneficially owned, directly or indirectly, by ERBA) approve such transaction. The Investment is considered to be a “business combination” under Section 203 of the DGCL. Accordingly, prior to the consummation of the Investment, the Company is required to obtain the approval of holders of at least 66-2/3% of the issued and outstanding shares of the Company’s Common Stock (excluding any shares beneficially owned, directly or indirectly, by ERBA).

Under Section 713 of the NYSE Amex Company Guide, the Company is required to obtain the approval of holders of at least a majority of the issued and outstanding shares of the Company’s Common Stock prior to the sale and issuance of 20% or more of the currently issued and outstanding shares of the Company’s Common Stock. As of April 1, 2011, the Company had 27,649,887 shares of the Company’s Common Stock issued and outstanding. In the Investment, the Company would sell and issue 20,000,000 shares of the Company’s Common Stock, which by themselves would constitute approximately 72.3% of the currently issued and outstanding shares of the Company’s Common Stock, and the Company would reserve 20,000,000 shares of the Company’s Common Stock for issuance upon exercise of the warrants, which by themselves would constitute approximately 72.3% of the currently issued and outstanding shares of the Company’s Common Stock, and, accordingly, such shares issued and such shares reserved in the Investment would, in the aggregate and on a fully exercised basis, constitute greater than 100% of the currently issued and outstanding shares of the Company’s Common Stock. Accordingly, prior to the consummation of the Investment, the Company is required to obtain the approval of holders of at least a majority of the issued and outstanding shares of the Company’s Common Stock.

This Proposal #1 will be approved only if both thresholds set forth above are achieved.

Possible Dilution and Anti-Takeover Effects

ERBA currently beneficially owns directly or indirectly 20,034,713 shares of the Company’s Common Stock, or approximately 72.5% of the issued and outstanding shares of the Company’s Common Stock. As a result, ERBA has the voting power to control the election of the Company’s directors and any other matter requiring the affirmative vote or consent of the Company’s stockholders (other than those matters which require the exclusion of any shares beneficially owned directly or indirectly by ERBA). There are no outstanding warrants issued by the Company. After giving effect to the full consummation of the Investment, but without giving effect to the shares of the Company’s Common Stock issuable upon exercise of the warrants, ERBA would beneficially own directly or indirectly 40,034,713 shares of the Company’s Common Stock, or approximately 84.0% of the issued and outstanding shares of the Company’s Common Stock, which would be an increase in the voting power held by ERBA. After giving effect to the full consummation of the Investment, and assuming the immediate and full exercise of the warrants upon the consummation of the Investment and the resulting issuance of the shares of the Company’s Common Stock underlying such warrants, ERBA would beneficially own directly or indirectly 60,034,713 shares of the Company’s Common Stock, or approximately 88.7% of the issued and outstanding shares of the Company’s Common Stock, which would be an increase in the voting power held by ERBA. However, there can be no assurance if or when ERBA will elect to exercise any or all of such warrants. The decision to exercise the warrants will be made by ERBA based upon considerations it deems appropriate, which may include, among other things, the future market price of the Company’s Common Stock, which is subject to volatility and a number of other factors, many of which are beyond the Company’s control. Further, ERBA’s interests in deciding whether or not to exercise the warrants may conflict with the Company’s interests. In general under Section 253 of the DGCL, a parent company which owns at least 90% of the outstanding shares of a corporation may cause such corporation to merge with or into such parent company without requiring the vote of such corporation’s other stockholders on such merger, which is commonly known as a short-form merger. The consummation of the Investment could have the effect of diluting the earnings per share and book value per share of all of the existing holders of shares of the Company’s Common Stock and the effect of reducing the trading price of a share of the Company’s Common Stock.

The Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws, as amended, also currently contain other provisions which could have anti-takeover effects. These provisions include, without limitation: (i) the division of the Board of Directors into three classes of directors with three-year staggered terms; (ii) the authority of the Board of Directors to issue shares of the Company’s Preferred Stock, and to fix the relative rights and preferences thereof, without additional stockholder approval; and (iii) certain notice procedures to be complied with by stockholders in order to make stockholder proposals or nominate directors.

The Company is also subject to the DGCL, including Section 203 of the DGCL which is described more thoroughly above in this Proxy Statement. In general, Section 203 of the DGCL prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years after the time that such stockholder became an “interested stockholder” (each term as defined below), unless: (i) prior to such stockholder becoming an interested stockholder, the corporation’s board of directors approved either the business combination or the transaction which resulted in such stockholder becoming an interested stockholder; or (ii) at or subsequent to such time the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Board Recommendation

The Board of Directors believes that it is in the best interests of the Company and its stockholders to obtain the stockholders’ approval of the Investment under Section 203 of the DGCL and Section 713 of the NYSE Amex Company Guide and to recommend that the Company’s stockholders vote “FOR” the sale and issuance to ERBA of shares of the Company’s Common Stock and warrants to purchase additional shares of the Company’s Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE SALE AND
ISSUANCE TO ERBA OF SHARES OF THE COMPANY’S COMMON STOCK AND WARRANTS
TO PURCHASE ADDITIONAL SHARES OF THE COMPANY’S COMMON STOCK.

PROPOSAL #2:
APPROVAL OF AMENDMENT TO THE COMPANY’S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Purpose of this Proposal

The proposed amendment (the “Amendment”), if approved, would amend the Fourth Article of the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 50,000,000 shares to 100,000,000 shares. The Amendment has no impact on the relative rights, powers and limitations of the Company’s Common Stock. Holders of the Company’s Common Stock do not have preemptive rights to acquire or subscribe for any of the additional shares authorized by the Amendment. The form of the Amendment is attached to this Proxy Statement as Appendix B.

The Company’s Amended and Restated Certificate of Incorporation currently authorizes the issuance of a total of 55,000,000 shares of capital stock, which are divided into two classes consisting of 50,000,000 shares of the Company’s Common Stock, par value $0.01 per share, and 5,000,000 shares of the Company’s Preferred Stock, par value $0.01 per share, issuable in series as may be provided from time to time by resolution of the Board of Directors. As of April 1, 2011, the Company had 27,649,887 shares of the Company’s Common Stock issued and outstanding, and no shares of the Company’s Preferred Stock were issued and outstanding. As of April 1, 2011, the Company had an aggregate of 3,427,990 shares of the Company’s Common Stock reserved for issuance under the Company’s equity incentive compensation plans. Further, as contemplated by the Investment contemplated by Proposal #1 set forth in this Proxy Statement, the Company contemplates issuing 20,000,000 shares of the Company’s Common Stock and reserving an additional 20,000,000 shares of the Company’s Common Stock for issuance upon exercise of the warrants included in the Investment contemplated by Proposal #1.

The Board of Directors approved the Amendment in light of the current trading price of the Company’s Common Stock in order to give the Company the flexibility to consider potential actions which involve the issuance of shares of the Company’s Common Stock, including not only the Investment contemplated by Proposal #1 set forth in this Proxy Statement, but also public or private stock offerings, acquisitions, stock-based compensation, stock dividends or distributions or other corporate purposes which may be identified in the future by the Board of Directors. Although the Company has evaluated, and expects to continue to evaluate, the advisability of potential actions which involve the issuance of shares of the Company’s Common Stock, the Company has no definitive agreements or binding commitments to issue shares of the Company’s Common Stock, other than outstanding awards previously granted under the Company’s equity incentive compensation plans and the shares of the Company’s Common Stock contemplated in the Investment (including those shares of the Company’s Common Stock underlying the warrants).

Subject to certain limited exceptions, stockholder approval will not be required prior to the issuance of shares of the Company’s Common Stock and, unless stockholder approval is required by applicable law, the Company does not anticipate seeking the approval of its stockholders in connection with any future issuances of shares of the Company’s Common Stock.

Possible Dilution and Anti-Takeover Effects

The increase in the number of authorized shares of the Company’s Common Stock contemplated by the Amendment is not intended to have an anti-takeover effect. However, future issuances of shares of the Company’s Common Stock would have the effect of diluting the voting rights of existing holders of shares of the Company’s Common Stock and could have the effect of diluting the earnings per share and book value per share of existing holders of shares of the Company’s Common Stock.

The Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws, as amended, also currently contain other provisions which could have anti-takeover effects. These provisions include, without limitation: (i) the division of the Board of Directors into three classes of directors with three-year staggered terms; (ii) the authority of the Board of Directors to issue shares of the Company’s Preferred Stock, and to fix the relative rights and preferences thereof, without additional stockholder approval; and (iii) certain notice procedures to be complied with by stockholders in order to make stockholder proposals or nominate directors.

The Company is also subject to the DGCL, including Section 203 of the DGCL which is described more thoroughly above in this Proxy Statement. In general, Section 203 of the DGCL prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years after the time that such stockholder became an “interested stockholder” (each term as defined below), unless: (i) prior to such stockholder becoming an interested stockholder, the corporation’s board of directors approved either the business combination or the transaction which resulted in such stockholder becoming an interested stockholder; or (ii) at or subsequent to such time the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Board Recommendation

The Board of Directors believes that it is in the best interests of the Company and its stockholders to obtain the stockholders’ approval of the Amendment and to recommend that the Company’s stockholders vote “FOR” the amendment to the Company’s Amended and Restated Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO
THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL #3:
APPROVAL, SOLELY UNDER SECTION 203 OF THE DGCL, OF CERTAIN FUTURE
TRANSACTIONS BETWEEN THE COMPANY AND ERBA AND ITS AFFILIATES AND ASSOCIATES

Purpose of this Proposal

Any limitation on the Company’s ability to raise funds from any party (and, in particular, ERBA and its affiliates and associates) and to engage in any other transactions with ERBA and its affiliates and associates that may be considered “business combinations” under Section 203 of the DGCL could have a significant negative impact on the Company. In order to provide the Company with the maximum flexibility in pursuing financing transactions and other strategic opportunities, the Board of Directors believes that it is in the best interests of the Company and its stockholders to obtain stockholder approval, solely for purposes of Section 203 of the DGCL, of financing transactions and other strategic opportunities which the Company may from time to time pursue in the future with ERBA and its affiliates and associates (other than with respect to the Investment, which is the subject of a separate vote under Proposal #1 of this Proxy Statement).

While the Company believes that the Investment, if approved, should provide adequate cash resources to fund its operations and liquidity needs for the reasonably foreseeable future, the long-term liquidity of the Company is dependent on the ability of the Company’s operations to achieve and sustain profitability. While the Company believes that its operations will achieve profitability in the future, the liquidity generated from the Company’s operations may not always be sufficient to meet the anticipated growth or operating or capital requirements of the Company. Accordingly, regardless of whether or not the Investment is consummated, the Company may need to raise additional funds through the issuance of debt or equity securities or incurring indebtedness to address its liquidity needs. The Company is evaluating various forms of financing arrangements, including incurring indebtedness. However, the Company cannot provide assurance that it would be able to obtain financing from unaffiliated third parties on acceptable terms or at all. If the Company is unable to consummate the Investment and is unable to obtain financing, whether as a result of sufficient funds not being available or not being available on acceptable terms or otherwise, then the Company’s ability to fund its operations, respond to competitive pressures, take advantage of strategic opportunities or implement its business plan could be significantly limited and the Company may consider curtailing or reducing some of its operations.

Any limitation on the Company’s ability to raise funds from any party (and, in particular, ERBA and its affiliates and associates) could have a significant negative impact on the Company. While the Company is not currently precluded from seeking financing from sources such as commercial banks and other institutional lenders and investors, the Company believes that it is important to maintain complete flexibility in its financing options. Accordingly, in order to provide the Company with the maximum flexibility in pursuing financing opportunities, the Board of Directors believes that it is in the best interests of the Company and its stockholders to obtain stockholder approval, solely for purposes of Section 203 of the DGCL, of financing transactions and other strategic opportunities which the Company may from time to time pursue in the future with ERBA and its affiliates and associates (other than with respect to the Investment, which is the subject of a separate vote under Proposal #1 of this Proxy Statement).

The Board of Directors believes that the Company’s ability to sell and issue shares of the Company’s Common Stock, warrants and other convertible securities, debentures and any other securities to ERBA and its affiliates and associates (other than the Investment, which is the subject of a separate vote under Proposal #1 of this Proxy Statement), and engage in any other transactions with ERBA and its affiliates and associates that may be considered “business combinations” under Section 203 of the DGCL, will be beneficial to the Company and its stockholders because the Company would therefore not be precluded from seeking to access financing and strategic opportunities involving ERBA and its affiliates and associates which may in the future be necessary or advisable to assist the Company in meeting its growth, operating or capital requirements.

If this Proposal #3 is approved, then there would not be a time limit for any “business combinations” with ERBA and its affiliates and associates or a maximum number, or dollar value, of shares of the Company’s Common Stock, warrants and other convertible securities, debentures and any other securities that could be sold to ERBA and its affiliates and associates, and such approval would include, among other things, a short-form merger under Section 253 of the DGCL as further described in Proposal #1. However, stockholder approval of this Proposal #3 would not eliminate the need for approval by the Board of Directors of financing transactions or other strategic opportunities between the Company and ERBA and its affiliates and associates. Accordingly, any financing transaction or other strategic opportunity with ERBA and its affiliates and associates would require the approval of the majority of the non-interested members of the Board of Directors, who, consistent with their fiduciary duties as members of the Board of Directors, would evaluate all transactions with ERBA and its affiliates and associates to ensure that such transactions are on market terms and in the best interests of the Company and all of its stockholders. The Board of Directors believes that, in order to attempt to execute the Company’s business plan, it is important to have the flexibility for the Company to be able to enter into financing transactions and other strategic opportunities with ERBA and its affiliates and associates.

In addition, stockholder approval of this Proposal #3 would constitute approval of any applicable transaction or opportunity solely for purposes of Section 203 of the DGCL. Accordingly, notwithstanding stockholder approval of this Proposal #3, any transaction or opportunity which the Company may explore in the future with ERBA or its affiliates or associates that requires stockholder approval under any other law, rule or regulation would continue to be subject to stockholder approval, which approval may be obtained by means of a vote of the Company’s stockholders at an annual or special meeting of stockholders or, if permitted and deemed advisable by the Board of Directors, by written consent of holders of shares representing at least the minimum number of votes which would be required for the transaction or opportunity to be approved if it was considered and voted upon at any such meeting.

Other than with respect to the Investment, which is the subject of a separate vote under Proposal #1 of this Proxy Statement, the Company has no current plans to engage in any financing or other strategic transaction with ERBA and its affiliates and associates. Any equity financing may be dilutive to the Company’s stockholders and could adversely impact the market price of the Company’s Common Stock and any debt financing would likely involve restrictive covenants with respect to financial and operational matters. The Company cannot provide assurance that it will be able to obtain financing from, or engage in any other strategic transaction with, ERBA and its affiliates and associates on terms acceptable to the Company, or at all.

Need for Stockholder Approval

Under Section 203 of the DGCL, the Company is currently prohibited from participating in any transaction with ERBA that may be deemed to be a “business combination” until September 1, 2013, unless holders of at least 66-2/3% of the issued and outstanding shares of the Company’s Common Stock (excluding any shares beneficially owned, directly or indirectly, by ERBA) approve such transaction. This restriction does not prevent ERBA and its affiliates and associates from acquiring shares of the Company’s Common Stock in the open market or a privately negotiated transaction or by means of a tender offer. Further, this restriction does not prevent transactions in which the proportionate ownership of ERBA and its affiliates and associates does not increase as a result of such transaction. The purpose of this Proposal #3 is to provide additional flexibility to the Company in anticipation of financing activities (other than the Investment, which is the subject of a separate vote under Proposal #1 of this Proxy Statement) and other strategic opportunities that would ultimately maximize the return to all stockholders of the Company. Accordingly, under Section 203 of the DGCL, the Company is required to obtain the approval of holders of at least 66-2/3% of the issued and outstanding shares of the Company’s Common Stock (excluding any shares beneficially owned, directly or indirectly, by ERBA) in order to have the ability to sell and issue shares of the Company’s Common Stock, warrants and other convertible securities, debentures and any other securities to ERBA and its affiliates and associates (other than the Investment, which is the subject of a separate vote under Proposal #1 of this Proxy Statement), or engage in any other transactions with ERBA and its affiliates and associates that may be considered “business combinations” under Section 203 of the DGCL, any and all of which transactions would require the approval of the majority of the non-interested members of the Board of Directors, who, consistent with their fiduciary duties as members of the Board of Directors, would evaluate all transactions with ERBA and its affiliates and associates to ensure that such transactions are on market terms and in the best interests of the Company and its stockholders. If and when any such financing or other transactions occur, any and all such transactions will be made in accordance with applicable law, including seeking any other stockholder approvals which are required by applicable law.

Possible Dilution and Anti-Takeover Effects

ERBA currently beneficially owns directly or indirectly 20,034,713 shares of the Company’s Common Stock, or approximately 72.5% of the issued and outstanding shares of the Company’s Common Stock. As a result, ERBA has the voting power to control the election of the Company’s directors and any other matter requiring the affirmative vote or consent of the Company’s stockholders (other than those matters which require the exclusion of any shares beneficially owned directly or indirectly by ERBA). If this Proposal #3 is approved, then, unless otherwise required by applicable law, rule or regulation, the Company will not require further stockholder approval to engage in the sale and issuance of shares of the Company’s Common Stock, warrants and other convertible securities, debentures and any other securities to ERBA and its affiliates and associates (other than the Investment, which is the subject of a separate vote under Proposal #1 of this Proxy Statement), or engage in any other transactions with ERBA and its affiliates and associates that may be considered “business combinations” under Section 203 of the DGCL, including, among other things, a short-form merger under Section 253 of the DGCL as further described in Proposal #1. While engaging in any such sale and issuance or other transaction with ERBA and its affiliates and associates would require the approval of the majority of the non-interested members of the Board of Directors, who, consistent with their fiduciary duties as members of the Board of Directors, would evaluate all transactions with ERBA and its affiliates and associates to ensure that such transactions are on market terms and in the best interests of the Company and all of its stockholders, the consummation of any such sale and issuance or other transaction could nevertheless result in an increase in the voting power held by ERBA. Future issuances of shares of the Company’s Common Stock would have the effect of diluting the voting rights of existing holders of shares of the Company’s Common Stock and could have the effect of diluting the earnings per share and book value per share of existing holders of shares of the Company’s Common Stock. Further, the potential for future dilution as a result of possible future issuances of shares of the Company’s Common Stock could have the effect of reducing the trading price of a share of the Company’s Common Stock.

The Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws, as amended, also currently contain other provisions which could have anti-takeover effects. These provisions include, without limitation: (i) the division of the Board of Directors into three classes of directors with three-year staggered terms; (ii) the authority of the Board of Directors to issue shares of the Company’s Preferred Stock, and to fix the relative rights and preferences thereof, without additional stockholder approval; and (iii) certain notice procedures to be complied with by stockholders in order to make stockholder proposals or nominate directors. Holders of the Company’s Common Stock do not have preemptive rights.

The Company is also subject to the DGCL, including Section 203 of the DGCL which is described more thoroughly above in this Proxy Statement. In general, Section 203 of the DGCL prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years after the time that such stockholder became an “interested stockholder” (each term as defined below), unless: (i) prior to such stockholder becoming an interested stockholder, the corporation’s board of directors approved either the business combination or the transaction which resulted in such stockholder becoming an interested stockholder; or (ii) at or subsequent to such time the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Board Recommendation

The Board of Directors believes that it is in the best interests of the Company and its stockholders to eliminate the restriction imposed by Section 203 of the DGCL on the Company’s ability to engage in, and to obtain the stockholders’ approval solely under Section 203 of the DGCL of, certain future transactions with ERBA and its affiliates and associates and to recommend that the Company’s stockholders vote “FOR” the approval, solely under Section 203 of the DGCL, of certain future transactions with ERBA and its affiliates and associates.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL,
SOLELY UNDER SECTION 203 OF THE DGCL, OF CERTAIN FUTURE TRANSACTIONS
BETWEEN THE COMPANY AND ERBA AND ITS AFFILIATES AND ASSOCIATES.

PROPOSAL #4:
ELECTION OF FIVE DIRECTORS TO THE COMPANY’S BOARD OF DIRECTORS

Nominees for Election as Director

The Company’s Bylaws provide that the Board of Directors shall consist of no less than one director. The Board of Directors currently consists of five directors divided into three classes, each of which has a three-year term, which terms expire in annual succession. A total of five directors will be elected at the Annual Meeting, two of whom will serve for a three-year term expiring in 2014, two of whom will serve for a two-year term expiring in 2013 and one of whom will serve for a one-year term expiring in 2012. ERBA, who directly or indirectly beneficially owns approximately 72.5% of the issued and outstanding shares of the Company’s Common Stock, has advised the Company that it will vote, or cause to be voted, all shares of the Company’s Common Stock held by it in favor of all five of the nominees. If any nominee is unable to serve, which the Board of Directors has no reason to expect, ERBA has advised the Company that it will vote, or cause to be voted, all shares of the Company’s Common Stock directly or indirectly beneficially owned by it for the other named nominees and for the person(s), if any, who is designated by the Board of Directors to replace such nominee(s). Accordingly, election of all five of the nominees nominated by the Board of Directors is assured.

The following table sets forth the names and ages of the director nominees and the years during which their terms of office will expire if their election to the Board is approved at the Annual Meeting. Each director nominee is a current director of the Company and has been nominated for election at the Annual Meeting. Dr. Harley’s current three-year term of service on the Board of Directors expires at the Annual Meeting. Messrs. Dudani, Templeton and Vazirani and Dr. Gadal were appointed to the Board of Directors in September 2010.

Name	Age	Term of Office
David M. Templeton	58	2012
Kishore “Kris” Dudani	56	2013
Philippe Gadal, Pharm.D.	54	2013
John B. Harley, M.D., Ph.D.	61	2014
Suresh Vazirani	61	2014

The following list contains certain additional information with respect to each of the director nominees, including his principal occupation or employment for at least the previous five years and his specific experience, qualifications, attributes and/or skills which, in the opinion of the Board of Directors, qualifies him to serve as a director and are likely to enhance the Board of Directors’ ability to manage and direct the Company’s business and affairs.

David M. Templeton was appointed to the Board of Directors on September 15, 2010, and his service on the Board of Directors became effective on September 30, 2010. Mr. Templeton has served as the President and Chief Operating Officer of Global Vetnostics Incorporated, a veterinary reference laboratory, since 2006 and the Chief Operating Officer of Catachem Inc., a manufacturer of human and veterinary clinical chemistry reagents, since July 2010. Mr. Templeton has also served as a business development consultant for Advy Chemical, a manufacturer of raw materials for use in the in vitro diagnostics industry, since 2005. Prior to that time, Mr. Templeton co-founded, and from 1983 until 2003 served as the Chief Executive Officer of, Diagnostic Chemicals Limited USA, a developer and manufacturer of diagnostic reagents, test kits and point of care diagnostic devices which was eventually acquired by Genzyme Corporation, the company with which Mr. Templeton began his career. The Board of Directors believes that Mr. Templeton’s appointment to the Board of Directors further strengthens its composition and that Mr. Templeton provides constructive insight to the Board of Directors as a result of his extensive background in the life sciences and diagnostics industries.

Kishore “Kris” Dudani was appointed to the Board of Directors on September 1, 2010. Since 2004, Mr. Dudani has served as the Marketing and Business Development Representative — South, Central and Latin America, of ERBA. The Board of Directors believes that Mr. Dudani’s background in the in vitro diagnostics industry allows him to contribute valuable insight to the Board of Directors and that his insights and experience in the field of international marketing of in vitro diagnostic products will be valuable in helping to guide us in the years ahead. Mr. Dudani is the first cousin of Suresh Vazirani.

Dr. Philippe Gadal was appointed to the Board of Directors on September 1, 2010. Since 2009, Dr. Gadal has served as the Chief Executive Officer of AES Chemunex Inc., a manufacturer and developer of tests, equipment and reagents for microbiological laboratories. From 2003 through 2008, he served as the Chief Executive Officer of Trinity Biotech USA Inc., the United States subsidiary of Trinity Biotech PLC, an international diagnostics company which specializes in the development, manufacture and marketing of diagnostic test kits. Prior to joining Trinity Biotech, Dr. Gadal served in a variety of positions for companies involved in the in vitro diagnostics industry, including: General Manager of Diagnostica Stago Inc., a private medical devices company, from 1995 through 2003; Director of Hematology for Roche Diagnostics, a subsidiary of Hoffmann-La Roche Ltd., a leading company in the field of pharmaceutical and diagnostics, from 1993 through 1995; Director of the Hematology Business Unit for ABX France, a subsidiary of Hoffman-La Roche, from 1991 through 1992; President of ABX USA, a medical devices company which specializes in hematology, from 1998 through 1990; and Sales Representative for—and subsequently National Sales Manager of—Technicon, an international medical devices company, from 1984 through 1988. He received a Doctorate of Pharmacy (Pharm. D.) from Paul Sabatier University in France. The Board of Directors believes that Dr. Gadal’s vast experience as an executive officer of companies within the life sciences industry and his international background provides him with the ability to contribute valuable insight to the Board of Directors with respect to the Company’s business and technologies.

Dr. John B. Harley has served as a director on the Board of Directors since the Company’s merger with the pre-merger IVAX Diagnostics in 2001. Since June 2010, Dr. Harley has served as Director, Rheumatology Division, and Director, Center for Autoimmune Genomics and Etiology (CAGE), for Cincinnati Children’s Hospital Medical Center, Cincinnati, Ohio and is Professor of Pediatrics and Medicine, Affiliated, at the University of Cincinnati. He previously held various positions at the University of Oklahoma Health Sciences Center beginning in 1982. In the Department of Medicine, his positions included Chief of Rheumatology, Allergy and Immunology Section (1999 to 2010), James R. McEldowney Chair in Immunology and Professor of Medicine (1992 to 2007), Vice Chair for Research (2000 to 2004), George Lynn Cross Research Professor (1999 to 2010), Associate Professor (1986 to 1992) and Assistant Professor (1982 to 1986). During that period, Dr. Harley also held Adjunct Professorships in Pathology and Microbiology at the University of Oklahoma Health Sciences Center. Since 1982, Dr. Harley was also associated with the Oklahoma Medical Research Foundation’s Arthritis and Immunology Program as Program Head (1999 to 2010), Member (1998 to 2010), Associate Member (1989 to 1998), Affiliated Associate Member (1986 to 1989) and Affiliated Assistant Member (1982 to 1986). Dr. Harley also served as a Staff Physician (1982, 1984 to 1987 and 1992 to 2010) and a Clinical Investigator (1987 to 1992), Immunology Section, Medical Service at the Veterans Affairs Medical Center, Oklahoma City, Oklahoma, and since July 2010, at the Veterans Affairs Medical Center, Cincinnati, Ohio. In 1981 and 1982, Dr. Harley was a Postdoctoral Fellow in Rheumatology with the Arthritis Branch of the National Institute of Arthritis, Diabetes and Digestive and Kidney Diseases, National Institute of Health, Bethesda, Maryland. He was also a Clinical Associate at the Laboratory of Immunoregulation, National Institute of Allergy and Infectious Diseases, National Institutes of Health, Bethesda, Maryland from 1979 to 1982. Dr. Harley is a member of the board of directors of JK Autoimmunity, Inc., a corporation of which Dr. Harley is the controlling shareholder, or JK Autoimmunity, as well as the Secretary and Treasurer and a member of the boards of directors of Dynamic Ventures, Inc. and VRB Associates, Inc. As the longest tenured member of the Board of Directors, Dr. Harley brings an unparalleled depth of experience in the medical diagnostics sector combined with an intimate knowledge of the Company’s operational, financial and strategic development. In addition, the Board of Directors believes that Dr. Harley’s strong academic background and medical research history, particularly within the medical diagnostics field, further contributes to the strategic composition of the Board of Directors.

Suresh Vazirani was appointed to the Board of Directors and named Executive Chairman of the Board of Directors on September 1, 2010. Mr. Vazirani has served as the Chief Executive Officer and Managing Director of ERBA, an in vitro diagnostics company headquartered in Germany, since 2002 and the Chairman and Managing Director of Transasia Bio-Medicals Ltd., a diversified research and development-based, export-oriented in vitro diagnostics company headquartered in India and the parent company of ERBA, since 1985. As described above, ERBA beneficially owns, directly or indirectly, approximately 72.5% of the outstanding shares of the Company’s Common Stock. With over 25 years of experience in leading companies belonging to the in vitro diagnostics industry, the Board of Directors believes that Mr. Vazirani brings strategic insight and leadership and a wealth of knowledge regarding the diagnostics industry to the Board of Directors. The Board of Directors also believes that Mr. Vazirani’s experience in, and knowledge of, the international in vitro diagnostics market contributes greatly to the composition of the Board of Directors and provides a valuable resource to the Company. Mr. Vazirani is the first cousin of Kishore “Kris” Dudani.

Board Recommendation

The Board of Directors believes that it is in the best interests of the Company and its stockholders to recommend that the Company’s stockholders vote “FOR” the election of all five of the nominees for director to the Company’s Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL FIVE OF THE NOMINEES
FOR DIRECTOR TO THE COMPANY’S BOARD OF DIRECTORS.

CORPORATE GOVERNANCE

Change in Control

On September 1, 2010, ERBA purchased all of the approximately 72.4% of the outstanding shares of the Company’s Common Stock then owned by the Debregeas-Kennedy Group, for an aggregate purchase price of approximately $15,000,000, or $0.75 per share. As a result of this share acquisition, ERBA now beneficially owns, directly or indirectly, approximately 72.5% of the outstanding shares of the Company’s Common Stock. Transasia Bio-medicals Ltd. is the parent company of ERBA.

Board of Directors

The Board of Directors met twelve times during the 2010 fiscal year. Each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and committees on which he served during the 2010 fiscal year. All six of the then-serving members of the Board of Directors attended the Company’s 2010 annual meeting of stockholders, although the Company has no formal policy requiring them to do so.

Under the applicable rules of the NYSE Amex (formerly known as the American Stock Exchange), the Company is considered a “controlled company” because ERBA, directly or indirectly, beneficially owns approximately 72.5% of the issued and outstanding shares of the Company’s Common Stock. On September 2, 2010, ERBA, Transasia Bio-medicals Ltd., Erba Lachema s.r.o. and Suresh Vazirani and Kishore “Kris” Dudani, both of whom are current members of the Board of Directors and both of whom are nominees for election to the Board of Directors, filed a Schedule 13D as a “group,” as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with their aggregate beneficial ownership of approximately 72.5% of the issued and outstanding shares of the Company’s Common Stock. As a “controlled company,” the Company is not subject to certain corporate governance requirements of the NYSE Amex, including the requirements to (i) maintain a majority of “independent” directors on the Board of Directors, (ii) have a nominating committee or (iii) have a compensation committee comprised solely of “independent” directors.

The Board of Directors has determined that three of its members—Philippe Gadal, Pharm.D., John B. Harley, M.D., Ph.D., and David M. Templeton—are “independent,” as such term is defined in the applicable rules of the NYSE Amex relating to the independence of directors (the “NYSE Amex independence rules”).

In determining that Dr. Harley is independent, the Board of Directors considered the oral consulting agreement between Dr. Harley and ImmunoVision, pursuant to which Dr. Harley was paid $2,000 per month through July 2009, $5,000 per month from August 2009 to June 2010, and $2,000 per month thereafter, to provide ImmunoVision with technical guidance and business assistance on an as-needed basis (in addition to the amounts he receives for his service as a member of the Board of Directors and any committees of the Board of Directors). The Board of Directors also considered the license agreement between the Company and JK Autoimmunity, Inc., a corporation of which Dr. Harley is the controlling shareholder, pursuant to which JK Autoimmunity, Inc. has granted an exclusive worldwide license to the Company for certain patents, rights and technology relating to monoclonal antibodies against autoimmune RNA proteins developed by Dr. Harley in exchange for specified royalty payments, including an annual minimum royalty of $10,000 for each licensed product utilized by the Company. During 2010, the Company accrued an aggregate payment of $10,000 to JK Autoimmunity under such license.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee and a Compensation Committee.

Audit Committee. From the beginning of the 2010 fiscal year through September 1, 2010, the Audit Committee consisted of Laurent Le Portz, Chairman, and Jerry C. Benjamin. On September 1, 2010, Philippe Gadal, Pharm.D., was appointed to the Board of Directors, the Audit Committee and the Compensation Committee. Accordingly, from September 1, 2010 through September 30, 2010, the Audit Committee consisted of Messrs. Le Portz and Benjamin and Dr. Gadal. On September 30, 2010, each of Messrs. Le Portz and Benjamin resigned from the Board of Directors and the committees of the Board of Directors on which they served, including the Audit Committee. Also on September 30, 2010, David M. Templeton was appointed to the Board of Directors, the Audit Committee and the Compensation Committee. Accordingly, from September 30, 2010 through the end of the 2010 fiscal year, the Audit Committee consisted of, and the Audit Committee currently consists of, Dr. Gadal, Chairman, and Mr. Templeton. As a “smaller reporting company,” as such term is defined under the Exchange Act, and in accordance with applicable rules and regulations of the NYSE Amex, the Company is permitted to have an audit committee consisting of just two members.

The Audit Committee met five times during the 2010 fiscal year. The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and the stockholders and to report the results of its activities to the Board of Directors. The Audit Committee engages the independent auditors, approves all audit services and permitted non-audit services to be provided by the independent auditor, considers the fee arrangement and scope of the audit, reviews the financial statements and the independent auditors’ report and reviews internal accounting procedures and controls with the Company’s financial and accounting staff. The Board of Directors has determined that each of Dr. Gadal and Mr. Templeton is “independent,” as such term is defined in the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the NYSE Amex relating to directors serving on audit committees. The Board of Directors also determined that each of Dr. Gadal and Mr. Templeton has the attributes, education and experience of an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee operates under a written charter adopted and approved by the Board of Directors. The Audit Committee charter is posted in the “Investor Relations” section of the Company’s Internet web site at www.ivaxdiagnostics.com.

Compensation Committee. From the beginning of the 2010 fiscal year through September 1, 2010, the Compensation Committee consisted of Laurent Le Portz, Chairman, John B. Harley, M.D., Ph.D. and Lawrence G. Meyer. On September 1, 2010, Mr. Meyer resigned from the Board of Directors and the committees of the Board of Directors on which he served, including the Compensation Committee. Also on September 1, 2010, Suresh Vazirani was appointed to the Board of Directors and the Compensation Committee, and Philippe Gadal, Pharm.D., was appointed to the Board of Directors, the Audit Committee and the Compensation Committee. Accordingly, from September 1, 2010 through September 14, 2010, the Compensation Committee consisted of Messrs. Vazirani and Le Portz and Drs. Gadal and Harley. On September 14, 2010, Dr. Harley resigned from the Compensation Committee, but he remained as a member of the Board of Directors. Accordingly, from September 14, 2010 through September 30, 2010, the Compensation Committee consisted of Messrs. Vazirani and Le Portz and Dr. Gadal. On September 30, 2010, Mr. Le Portz resigned from the Board of Directors and the committees of the Board of Directors on which he served, including the Compensation Committee. Also on September 30, 2010, David M. Templeton was appointed to the Board of Directors, the Audit Committee and the Compensation Committee. Accordingly, from September 30, 2010 through the end of the 2010 fiscal year, the Compensation Committee consisted of, and the Compensation Committee currently consists of, Mr. Vazirani, Chairman, Dr. Gadal and Mr. Templeton.

The Compensation Committee met three times during the 2010 fiscal year. The Compensation Committee establishes and implements compensation policies and programs for executives of the Company, including the Named Executive Officers (as defined in the introductory paragraph to the “Summary Compensation Table” below) and recommends the compensation arrangements for executive management and directors. It also serves as the Stock Option Committee for the purpose of making grants of options under the Company’s stock option plans. As permitted by the rules of the NYSE Amex, the Compensation Committee does not operate under a written charter.

Director Nominations

As a “controlled company,” the Board of Directors is not required to, and does not, have a nominating committee. The Board of Directors believes that it is appropriate for the Company to not have a nominating committee because ERBA, directly or indirectly, beneficially owns approximately 72.5% of the issued and outstanding shares of the Company’s Common Stock and, as a result, are in a position to control the election of the Company’s directors. The Board of Directors performs the function of identifying and evaluating director nominees for the Company. The Board of Directors does not consider director nominees recommended by stockholders of the Company, other than those recommended by stockholders who also serve on the Board of Directors. While the Board of Directors has not established specific, minimum qualifications, qualities or skills that a director nominee is required to have and the Board of Directors does not have a formal diversity policy and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, the Board of Directors generally considers: (i) the size of the Board of Directors best suited to fulfill its responsibilities, (ii) the overall composition of the membership of the Board of Directors to ensure that the Board of Directors has the requisite expertise and consists of persons with sufficiently diverse backgrounds and (iii) the reputation, independence, integrity, education, and business, strategic and financial skills of director nominees. Both of the nominees for election as a director named in this Proxy Statement were unanimously recommended by the full Board of Directors for submission to the stockholders of the Company as the Board of Directors’ nominees.

Leadership Structure

Since September 1, 2010, Suresh Vazirani has served as the Executive Chairman of the Board of Directors of the Company, while Kevin D. Clark has served as the Company’s Chief Executive Officer, Chief Executive Officer and President. The Board of Directors believes that the advisability of having a separate or combined Chairman and Chief Executive Officer is dependent upon the strengths of the individuals that hold these positions and the most effective means of leveraging these strengths. Accordingly, while in the past the Company has combined the Chairman and Chief Executive Officer positions, at this time, given the composition of the Board of Directors, the effective interaction between Mr. Vazirani, as Executive Chairman of the Board of Directors, and Mr. Clark, as Chief Executive Officer, Chief Operating Officer and President, and the current adverse economic environment and challenges faced by the Company, the Board of Directors believes that separating the Chairman and Chief Executive Officer positions provides the Company with the right foundation to pursue its strategic and operational objectives, while maintaining effective oversight and objective evaluation of the Company’s performance.

Risk Oversight

The Board of Directors is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board of Directors has allocated some areas of focus to its committees and has retained other areas of focus for itself. Pursuant to its charter, the Audit Committee is responsible for reviewing the adequacy and appropriateness of the Company’s policies with respect to risk assessment and risk management, including the Company’s major financial and accounting risk exposures and the steps management has undertaken to control them. The Compensation Committee oversees compliance with the Company’s executive compensation plans and related laws and policies. Finally, the Board of Directors as a whole has oversight responsibility for the Company’s strategic and operational risks. Further, throughout the year, the Board of Directors reviews, considers and discusses with management the risks that may be material to the Company, including those disclosed in the Company’s quarterly and annual reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the Company’s risk management process and system, the nature of the material risks faced by the Company, and the adequacy of the Company’s risk management process and system designed to respond to and mitigate these risks. While the Board of Directors recognizes that the risks which the Company faces are not static, and that it is not possible to mitigate all risk and uncertainty all of the time, the Board of Directors believes that the Company’s systematic and proactive approach to risk management provides the Board of Directors with the proper foundation and oversight perspective with respect to management of the material risks facing the Company.

Stockholder Communications with the Board of Directors

The Board of Directors has provided a process for stockholders of the Company to send communications to the Board of Directors or to a particular director. Any stockholder who wishes to communicate with the Board of Directors or any particular director may do so by sending all such communications in writing, via United States mail, postage prepaid, to: Secretary, IVAX Diagnostics, Inc., 2140 North Miami Avenue, Miami, Florida 33127. Each stockholder writing should include a statement indicating that the sender is a stockholder of the Company and should specify whether the communication is directed to the full Board of Directors or to a particular director. Company personnel will review all properly sent stockholder communications and will forward the communication to the director or directors to whom it is intended, attempt to handle the inquiry directly if it relates to a routine or ministerial matter or not forward the communication if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Conduct and Ethics, which applies to all of the Company’s directors, officers and employees, and a code of ethics, also known as a Senior Financial Officer Code of Ethics, which applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct and Ethics and the Senior Financial Officer Code of Ethics are posted in the “Investor Relations” section of the Company’s Internet web site at www.ivaxdiagnostics.com. If the Company makes an amendment to, or grants a waiver with respect to, any provision of the Senior Financial Officer Code of Ethics, then the Company intends to disclose the nature of such amendment or waiver by posting it in the “Investor Relations” section of the Company’s Internet web site at www.ivaxdiagnostics.com or by other appropriate means as required or permitted under the applicable rules and regulations of the SEC and the NYSE Amex.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and 10% stockholders to file initial reports of ownership and reports of changes in ownership of the Company’s Common Stock and other equity securities with the SEC and the NYSE Amex. The Company’s directors, executive officers and 10% stockholders are required to furnish the Company with copies of all Section 16(a) reports they file. Based on a review of the copies of such reports furnished to the Company and written representations from the Company’s directors and executive officers that no other reports were required, the Company believes that its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements applicable to them for the fiscal year ended December 31, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Controlling Stockholder

On September 1, 2010, ERBA purchased all of the approximately 72.4% of the outstanding shares of the Company’s Common Stock then owned by the Debregeas-Kennedy Group for an aggregate purchase price of approximately $15,000,000, or $0.75 per share. As a result of this share acquisition, ERBA now beneficially owns, directly or indirectly, approximately 72.5% of the outstanding shares of the Company’s Common Stock. Transasia Bio-medicals Ltd. is the parent company of ERBA.

Certain Relationships and Related Transactions

The Company anticipates that, during the year ending December 31, 2011, the Company will sell test kits and instruments to, and may perform contract research and development services for, ERBA, Transasia Bio-medicals Ltd., and their affiliates. While the Company is not currently able to reasonably estimate the approximate aggregate dollar value associated with these sales and services, the Company believes that the aggregate dollar value associated with these sales and services could reasonably be expected to be in excess of $120,000.

IDENTIFICATION OF EXECUTIVE OFFICERS

The following individuals are executive officers of the Company.

Name	Age	Position
Kevin D. Clark	48	Chief Executive Officer, Chief Operating Officer and President

Arthur R. Levine	53	Chief Financial Officer, Vice President — Finance and Secretary

All officers serve until they resign or are replaced or removed at the pleasure of the Board of Directors. The following additional information is provided for the executive officers of the Company.

Kevin D. Clark was named the Company’s President and Chief Executive Officer on September 3, 2010. He has served as the Company’s Chief Operating Officer since September 2007 and as Chief Operating Officer of ImmunoVision, Inc., the Company’s subsidiary located in Springdale, Arkansas, since 1987. Mr. Clark served as acting Chief Executive Officer of the Company from January 2008 to September 2008. He also served as President of ImmunoVision from 1987 through 1995. Mr. Clark was a founding member of the Arkansas Biotech Association and, from 1995 through 2004, served as its Executive Vice President, and in 2002, served as its President. Since 2003, Mr. Clark has served as a member of the Executive Committee of the University of Arkansas Technology Development Foundation, a non-profit foundation for the commercialization of technology developed at the University of Arkansas in Fayetteville. From 2000 to 2003, Mr. Clark was a member of the Advisory Board of Arkansas BioVentures, a state and federally funded incubator program for biotechnology.

Arthur R. Levine was appointed the Company’s Chief Financial Officer in August 2010 and Vice President — Finance in April 2010. Prior to joining the Company, Mr. Levine was employed by Airspan Networks Inc., a publicly-traded vendor of wireless products and solutions, where he served as Vice President — Finance and Controller from January 2006 through September 2009 after previously serving as Director of Finance beginning in October 2005. From 2003 through 2005, Mr. Levine served as Director of Finance of DentaQuest Ventures, Inc., a privately-held third party administrator and insurer of dental benefits. From 1995 through 2003, Mr. Levine was employed by Scitex Corporation Ltd., a publicly-traded manufacturer of digital printing equipment, where he served in a number of financial roles, including Vice President and Corporate Controller. Mr. Levine worked at Ernst & Young LLP from 1984 through 1995. He received a B.S. from the Wharton School of the University of Pennsylvania and is a Certified Public Accountant.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table — 2010

The following table sets forth certain summary information concerning compensation which, during the fiscal years ended December 31, 2010 and 2009, the Company paid or accrued to or on behalf of (i) each individual serving or acting as the Company’s principal executive officer during the fiscal year ended December 31, 2010, (ii) the only other individual (other than the Company’s current principal executive officer) serving as an executive officer at December 31, 2010, and (iii) two additional individuals who, but for the fact that such individuals were not serving as executive officers at December 31, 2010, would have also been included under clause (ii) above (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards(6)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(7)	Total
Kevin D. Clark,(1)	2010	$227,000	—	—	—	—	—	—	$227,000
Chief Executive Officer	2009	$227,000	—	—	—	—	—	$35,796	$262,796
Charles R. Struby, Ph.D., (2)	2010	$234,214	—	—	—	—	—	$281,136	$515,350
Former Chief Executive Officer	2009	$234,932	$25,000	—	$30,000	—	—	—	$289,932
Arthur R. Levine, (3)	2010	$108,575	—	—	$32,500	—	—	—	$141,075
Chief Financial Officer	2009	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mark S. Deutsch, (4)	2010	$84,321	—	—	$56,935	—	—	$159,075	$300,331
Former Chief Financial Officer	2009	$159,075	—	—	—	—	—	$21,108	$180,183
Steve E. Lufkin, (5)	2010	$184,017	$15,000	—	$36,660	—	—	$225,000	$460,677
Former General Manager	2009	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Mr. Clark was appointed as the Company’s Chief Executive Officer and President on September 3, 2010. Throughout the fiscal years ended December 31, 2009 and 2010, Mr. Clark served as, and Mr. Clark continues to serve as, the Company’s Chief Operating Officer and the Chief Operating Officer of ImmunoVision. On March 27, 2009, Mr. Clark entered into an employment agreement with the Company, which was amended on August 31, 2010 and on September 3, 2010. The terms of Mr. Clark’s employment agreement and the amendments thereto are described under “Potential Payments upon Termination or Change-in-Control” below.

(2)	Dr. Struby served as the Company’s Chief Executive Officer and President from January 23, 2009 until his resignation from such positions on September 3, 2010. Dr. Struby was employed by the Company pursuant to the terms of the employment agreement the Company entered into with him on March 27, 2009. In connection with his resignation as the Company’s Chief Executive Officer and President, the Company and Dr. Struby entered into a confidential general release of all claims on December 20, 2010, pursuant to which, among other things, the Company agreed to pay Dr. Struby $205,000 in lieu of any compensation that he would otherwise have been entitled to receive in accordance with his employment agreement. The payment contemplated by the confidential general release of all claims is required to be made in two equal installments, the first of which was paid on or before January 5, 2011 and the second of which was paid on or before March 31, 2011. The terms of Dr. Struby’s employment agreement, which has now been terminated, and his confidential general release of all claims with the Company are described in further detail under “Potential Payments upon Termination or Change-in-Control” below.

(3)	Mr. Levine was appointed as the Company’s Chief Financial Officer effective September 1, 2010 and joined the Company as Vice President — Finance on April 5, 2010. Prior to April 5, 2010, Mr. Levine was not employed by the Company and, accordingly, he did not receive any compensation from the Company during the year ended December 31, 2009 or prior to April 5, 2010 during the year ended December 31, 2010. On April 5, 2010, Mr. Levine entered into an employment agreement with the Company, which was amended on September 1, 2010. The terms of Mr. Levine’s employment agreement and the amendment thereto are described under “Potential Payments upon Termination or Change-in-Control” below.

(4)	Mr. Deutsch served as the Company’s Chief Financial Officer until his resignation from such positions on May 21, 2010. In connection with his resignation as the Company’s Chief Financial Officer, the Company and Mr. Deutsch entered into a separation letter agreement on May 3, 2010, pursuant to which, among other things, the Company agreed to pay Mr. Deutsch an amount equal to his then current annual base salary. This separation payment was paid in regular bi-weekly installments until September 22, 2010, at which time the remaining amount of the separation payment was paid to Mr. Deutsch in one lump sum payment. The terms of Mr. Deutsch’s separation letter agreement with the Company are described in further detail under “Potential Payments upon Termination or Change-in-Control” below.

(5)	Mr. Lufkin served as the Company’s General Manager from January 4, 2010 until his resignation on September 30, 2010. Prior to January 4, 2010, Mr. Lufkin was not employed by the Company and, accordingly, he did not receive any compensation from the Company during the year ended December 31, 2009 or prior to January 4, 2010 during the year ended December 31, 2010. Mr. Lufkin was employed by the Company pursuant to the terms of the employment agreement the Company entered into with him on January 4, 2010. In connection with his resignation as the Company’s General Manager, the Company and Mr. Lufkin entered into a confidential general release of all claims on September 30, 2010, pursuant to which, among other things, the Company agreed to pay Mr. Lufkin a one time lump sum payment of $225,000. The terms of Mr. Lufkin’s employment agreement, which has now been terminated, and his confidential general release of all claims with the Company are described in further detail under “Potential Payments upon Termination or Change-in-Control” below.

(6)	Represents the aggregate grant date fair value of option awards calculated in accordance with Codification Topic 718, Compensation — Stock Compensation. Assumptions used in the calculation of these amounts are included in Note 11 to the Company’s Consolidated Financial Statements, Shareholders’ Equity, contained in the Annual Report on Form 10-K which the Company filed with the SEC on March 30, 2011. The amount for Mr. Deutsch in 2010 represents the incremental fair value, computed as of the modification date in accordance with Codification Topic 718, Compensation — Stock Compensation, attributable to the modification of the options to purchase shares of the Company’s common stock previously granted to Mr. Deutsch, which options were modified pursuant to his separation letter agreement to remain in full force and effect until the earlier of their exercise in full or their respective expiration dates, notwithstanding any contrary provisions contained in the Company’s equity incentive plans pursuant to which such options were granted or agreements between the Company and Mr. Deutsch with respect to such options.

(7)	The 2010 items under “All Other Compensation” for the applicable Named Executive Officers are as follows: Dr. Struby — $205,000 of separation payments, $60,210 of expense reimbursement associated with his relocation, and $15,926 of tax reimbursements; Mr. Deutsch — $159,075 of separation payments; and Mr. Lufkin — $225,000 of separation payments. Additional information about the separation payments to Dr. Struby and Messrs. Deutsch and Lufkin is set forth under “Potential Payments upon Termination or Change-in-Control” below.

Outstanding Equity Awards at Fiscal Year-End — 2010

The following table sets forth certain information regarding equity-based awards held by the Named Executive Officers as of December 31, 2010.

	Option Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options
Name	Exercisable	Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Kevin D. Clark	50,000	—	—	$0.65	9/22/18
	50,000	—	—	$1.20	9/22/18

Charles R. Struby, Ph.D.	—	—	—	—	—

Arthur R. Levine	50,000	—	—	$0.65	4/4/20

Mark S. Deutsch	5,116 (1)	—	—	$7.12	3/17/11
	10,000	—	—	$4.35	7/13/15
	50,000	—	—	$0.65	9/22/18
	50,000	—	—	$1.20	9/22/18

Steven E. Lufkin	—	—	—	—	—

(1)	These options expired on March 17, 2011, but they are included because they had not yet expired as of December 31, 2010.

Potential Payments upon Termination or Change-in-Control

Employment Agreement with Kevin D. Clark. On March 27, 2009, we entered into an employment agreement with Kevin D. Clark to serve as our Chief Operating Officer. The employment agreement has an initial term of three years and will automatically renew for successive one year periods unless either Mr. Clark or we exercise the option to allow the employment agreement to expire at the end of the then-current term. Under the employment agreement, Mr. Clark will be paid an initial annual base salary of $227,000, and we will review Mr. Clark’s base salary at least annually. Mr. Clark’s current annual base salary is $227,000. The employment agreement also provides that Mr. Clark will be eligible to receive, among other things, equity compensation under our equity compensation plans and an annual cash bonus upon the achievement of financial performance targets under any annual cash incentive program in effect from time to time or otherwise in the discretion of the Board or the Compensation Committee. Mr. Clark did not receive an annual cash bonus during 2010. In addition, under the employment agreement, we are required to reimburse Mr. Clark for business expenses incurred by him in accordance with our policies and procedures for expense reimbursement. Upon the termination of the employment agreement by us with “Cause” (as defined in the employment agreement) or upon Mr. Clark’s resignation other than for “Good Reason” (as defined in the employment agreement), Mr. Clark will be entitled to receive all base salary compensation which has been fully earned but has not yet been paid to him, and all of Mr. Clark’s unvested equity based awards will be forfeited. Upon the expiration of the employment agreement as a result of either our or Mr. Clark’s election to allow the employment agreement to expire at the end of the then-current term, Mr. Clark will be entitled to receive or be reimbursed for, as the case may be, all base salary and annual cash bonus compensation which has been fully earned but has not yet been paid to him and all business expenses incurred by him which has not yet been reimbursed (such compensation, collectively, the “Clark Accrued Compensation”). Upon the termination of the employment agreement by us without “Cause” or as a result of Mr. Clark’s “Disability” (as defined in the employment agreement) or death, or upon Mr. Clark’s resignation for “Good Reason,” including, without limitation, as a result of a “Change in Control” (as defined in the employment agreement) during the initial three-year term of the employment agreement, Mr. Clark or his estate, as the case may be, will be entitled to receive the Clark Accrued Compensation and a one-time lump sum payment in an amount equal to Mr. Clark’s then-current annual base salary. In addition, in the event we terminate the employment agreement without “Cause,” the employment agreement is terminated as a result of Mr. Clark’s “Disability” or Mr. Clark resigns for “Good Reason,” including, without limitation, as a result of a “Change in Control” during the initial three-year term of the employment agreement, we, at our sole expense, will maintain in full force and effect for the continued benefit of Mr. Clark and his spouse and dependents for a period of twelve months all welfare benefit plans and programs, including, without limitation, medical, dental, disability and accidental death and dismemberment plans and programs, in which Mr. Clark or his spouse or dependents were participating, and we, at our sole expense, will continue Mr. Clark’s and his spouse’s and dependents’ medical coverage for a period ending upon the earlier of the one year anniversary of the termination of the employment agreement and such time as Mr. Clark becomes covered by another employer group health plan or by Medicare. The employment agreement also includes non-disclosure, non-solicitation, anti-raiding and non-disparagement covenants by Mr. Clark.

Amendments to Employment Agreement with Kevin D. Clark. On August 31, 2010, Mr. Clark’s employment agreement was amended to waive his right (i) to terminate his employment for “Good Reason” in connection with ERBA’s acquisition of the shares of our common stock from the Debregeas-Kennedy Group and (ii) to receive the above-described severance compensation in connection therewith. Additionally, effective September 3, 2010, Mr. Clark was appointed to serve as our Chief Executive Officer and President and his employment agreement was amended solely to reflect his new positions without any other alterations to the terms and conditions, including the compensation terms, of his employment. Mr. Clark also continues to serve as our Chief Operating Officer.

Employment Agreement with Charles R. Struby, Ph.D. On March 27, 2009, we entered into an employment agreement with Charles R. Struby, Ph.D., who then served as our Chief Executive Officer and President. Dr. Struby’s employment agreement had an initial term of three years and provided for automatic successive one year renewal periods unless either Dr. Struby or we exercised the option to allow the employment agreement to expire at the end of the then-current term. Under the employment agreement, Dr. Struby received an annual base salary of $250,000. In addition, under the terms and condition of the employment agreement, Dr. Struby received a signing bonus of $25,000 and options to purchase 100,000 shares of our common stock under our 1999 Performance Equity Plan at an exercise price of $0.37 per share, which equaled the closing price of our common stock on the NYSE Amex on March 27, 2009. These options fully vested as of March 27, 2009 and were scheduled to expire on March 26, 2019. (As described below, Dr. Struby forfeited all of these options, effective December 20, 2010.) The employment agreement also provided that Dr. Struby would be eligible to receive, among other things, an annual cash bonus upon the achievement of financial performance targets under any annual cash incentive program in effect from time to time or otherwise in the discretion of our Board or Compensation Committee. Dr. Struby did not receive an annual cash bonus during 2010. In addition, under the employment agreement, we were required to reimburse Dr. Struby for certain relocation and business expenses. The employment agreement also provided that, (i) upon the termination of the employment agreement by us with “Cause” (as defined in the employment agreement) or upon Dr. Struby’s resignation other than for “Good Reason” (as defined in the employment agreement), Dr. Struby would be entitled to receive all base salary compensation which had been fully earned but had not yet been paid to him, and all of Dr. Struby’s unvested equity-based awards would be forfeited, (ii) upon the expiration of the employment agreement as a result of either our or Dr. Struby’s election to allow the employment agreement to expire at the end of the then-current term, Dr. Struby would be entitled to receive or be reimbursed for, as the case may be, all base salary and annual cash bonus compensation which had been fully earned but had not yet been paid to him and all relocation and business expenses incurred by him which had not yet been reimbursed (such compensation, collectively, the “Struby Accrued Compensation”), and (iii)

upon the termination of the employment agreement by us without “Cause” or as a result of Dr. Struby’s “Disability” (as defined in the employment agreement) or death, or upon Dr. Struby’s resignation for “Good Reason,” including, without limitation, as a result of a “Change in Control” (as defined in the employment agreement) during the initial three-year term of the employment agreement, Dr. Struby or his estate, as the case may be, would be entitled to receive the Struby Accrued Compensation and a one-time lump sum payment in an amount equal to Dr. Struby’s then-current base salary. The employment agreement further provided that, in the event we terminated the employment agreement without “Cause,” the employment agreement was terminated as a result of Dr. Struby’s “Disability” or Dr. Struby resigned for “Good Reason,” including, without limitation, as a result of a “Change in Control” during the initial three-year term of the employment agreement, we, at our sole expense, would maintain in full force and effect for a period of twelve months for the continued benefit of Dr. Struby and his spouse and dependents all welfare benefit plans and programs, including, without limitation, medical, dental, disability and accidental death and dismemberment plans and programs, in which Dr. Struby or his spouse or dependents were participating, and we, at our sole expense, would continue Dr. Struby’s and his spouse’s and dependents’ medical coverage for a period ending upon the earlier of the one year anniversary of the termination of the employment agreement and such time as Dr. Struby became covered by another employer group health plan or by Medicare. The employment agreement also included non-disclosure, non-solicitation, anti-raiding and non-disparagement covenants by Dr. Struby.

Confidential General Release of All Claims with Charles R. Struby, Ph.D. In connection with Dr. Struby’s resignation as our Chief Executive Officer and President on September 3, 2010, we and Dr. Struby entered into a confidential general release of all claims on December 20, 2010, pursuant to which, among other things, we agreed to pay Dr. Struby $205,000 in lieu of any compensation that he would otherwise have been entitled to receive in accordance with his employment agreement. The payment contemplated by the confidential general release of all claims is required to be made in two equal installments, the first of which was paid on or before January 5, 2011 and the second of which is due on or before March 31, 2011. We also agreed, as had been contemplated by Dr. Struby’s employment agreement, to maintain in full force and effect for a period of twelve months for the continued benefit of Dr. Struby and his spouse and dependents all welfare benefit plans and programs in which Dr. Struby or his spouse or dependents were participating at September 3, 2010 and to continue Dr. Struby’s and his spouse’s and dependents’ medical coverage for a period ending upon the earlier of September 3, 2011 and such time as Dr. Struby becomes covered by another employer group health plan or by Medicare. Under the terms of the confidential general release of all claims, Dr. Struby provided a general release in favor of us, and he forfeited in its entirety the option to purchase 100,000 shares of our common stock which was previously granted to him under our 1999 Performance Equity Plan. The confidential general release of all claims also contains a mutual non-disparagement covenant by and between us and Dr. Struby, and an acknowledgement by Dr. Struby that he continues to be bound by non-disclosure, non-solicitation and anti-raiding covenants contained in his employment agreement with us.

Employment Agreement with Arthur R. Levine. On April 5, 2010, we entered into an employment agreement with Arthur R. Levine to serve as our Vice President — Finance. Mr. Levine’s employment agreement does not have a stated term. Under the employment agreement, Mr. Levine was paid an initial annual base salary of $135,000, and we will review Mr. Levine’s base salary at least annually. Mr. Levine’s current annual base salary was increased to $170,000 effective September 1, 2010 in connection with his promotion to Chief Financial Officer. In addition, under the terms and conditions of the employment agreement, Mr. Levine received options to purchase 50,000 shares of our common stock under our 2009 Equity Incentive Plan at an exercise price of $0.65 per share, which equaled the closing price of our common stock on the NYSE Amex on April 5, 2010. These options fully vested as of April 5, 2010 and will expire on April 4, 2020. The employment agreement also provides that Mr. Levine will be eligible to receive, among other things, an annual cash bonus upon the achievement of financial performance targets under any annual cash incentive program in effect from time to time or otherwise in the discretion of our Board or Compensation Committee. Mr. Levine did not receive an annual cash bonus during 2010. In addition, under the employment agreement, we are required to reimburse Mr. Levine for business expenses in accordance with our policies and procedures for expense reimbursement. Upon the termination of the employment agreement by us without “Cause” (as defined in the employment agreement) or upon Mr. Levine’s resignation for “Good Reason” (as defined in the employment agreement), Mr. Levine will be entitled to receive all base salary and annual cash bonus compensation which has been fully earned but has not yet been paid to him and all business expenses incurred by him which have not yet been reimbursed and a one-time lump sum payment in an amount equal to fifty percent (50%) of Mr. Levine’s annual base salary in effect as of the effective date of termination, and we, at our sole expense, would maintain in full force and effect for a period of six months for the continued benefit of Mr. Levine and his spouse and dependents all welfare benefit plans and programs, including, without limitation, medical, dental, disability and accidental death and dismemberment plans and programs, in which Mr. Levine or his spouse or dependents were participating. The employment agreement also includes non-disclosure, non-solicitation, anti-raiding and non-disparagement covenants by Mr. Levine.

Amendment to Employment Agreement with Arthur R. Levine. On September 1, 2010, Mr. Levine’s employment agreement was amended to reflect that Mr. Levine was appointed to serve as our Chief Financial Officer, that he would report directly to the Chairman of the Board of Directors and that his annual base salary was increased to $170,000. Mr. Levine also continues to serve as our Vice President — Finance.

Letter Agreement with Mark S. Deutsch. On May 3, 2010, we and Mr. Deutsch, our then-serving Chief Financial Officer, entered into a letter agreement pursuant to which Mr. Deutsch’s employment with us ceased, effective May 21, 2010. Under the terms and conditions of the letter agreement, we agreed to pay Mr. Deutsch a separation payment in an amount equal to his then-current annual base salary. This separation payment was be paid in regular bi-weekly installments until September 22, 2010, at which time the remaining amount of the separation payment was paid to Mr. Deutsch in one lump-sum payment. The letter agreement further provided that all options to purchase shares of our common stock previously granted to, and then held by, Mr. Deutsch will remain in full force and effect until the earlier of their exercise in full or their respective expiration dates, notwithstanding any contrary provisions contained in our equity incentive plans pursuant to which such options were granted or agreements between us and Mr. Deutsch with respect to such options. In addition, we agreed to pay for Mr. Deutsch’s health insurance under COBRA until May 21, 2011. The letter agreement also includes a release by Mr. Deutsch in favor of us, as well as a non-disparagement covenant by Mr. Deutsch.

Employment Agreement with Steven E. Lufkin. On January 4, 2010, we entered into an employment agreement with Steven E. Lufkin, who then served as our General Manager. Mr. Lufkin’s employment agreement had an initial term of two years and provided for automatic successive one year renewal periods unless either Mr. Lufkin or we exercised the option to allow the employment agreement to expire at the end of the then-current term. Under the employment agreement, Mr. Lufkin received a signing bonus of $15,000 and an annual base salary of $225,000, and he was eligible to receive, among other things, an annual cash bonus of up to 50% of his base salary upon the achievement of financial performance targets under any annual cash incentive program in effect from time to time or otherwise in the discretion of our Board or Compensation Committee. Mr. Lufkin did not receive an annual cash bonus during 2010. In addition, under the employment agreement, we were required to reimburse Mr. Lufkin for certain relocation and business expenses. The employment agreement also provided that, (i) upon the termination of the employment agreement by us with “Cause” (as defined in the employment agreement) or upon Mr. Lufkin’s resignation other than for “Good Reason” (as defined in the employment agreement), Mr. Lufkin would be entitled to receive all base salary compensation which had been fully earned but had not yet been paid to him, and all of Mr. Lufkin’s unvested equity-based awards would be forfeited, (ii) upon the expiration of the employment agreement as a result of either our or Mr. Lufkin’s election to allow the employment agreement to expire at the end of the then-current term, Mr. Lufkin would be entitled to receive or be reimbursed for, as the case may be, all base salary and annual cash bonus compensation which had been fully earned but had not yet been paid to him and all relocation and business expenses incurred by him which had not yet been reimbursed (such compensation, collectively, the “Lufkin Accrued Compensation”), and (iii) upon the termination of the employment agreement by us without “Cause” or as a result of Mr. Lufkin’s “Disability” (as defined in the employment agreement) or death, or upon Mr. Lufkin’s resignation for “Good Reason,” including, without limitation, as a result of a “Change in Control” (as defined in the employment agreement) during the initial two-year term of the employment agreement, Mr. Lufkin or his estate, as the case may be, would be entitled to receive the Lufkin Accrued Compensation and a one-time lump sum payment in an amount equal to Mr. Lufkin’s then-current base salary. The employment agreement further provided that, in the event we terminated the employment agreement without “Cause,” the employment agreement was terminated as a result of Mr. Lufkin’s “Disability” or Mr. Lufkin resigned for “Good Reason,” including, without limitation, as a result of a “Change in Control” during the initial two-year term of the employment agreement, we, at our sole expense, would maintain in full force and effect for a period of twelve months for the continued benefit of Mr. Lufkin and his spouse and dependents all welfare benefit plans and programs, including, without limitation, medical, dental, disability and accidental death and dismemberment plans and programs, in which Mr. Lufkin or his spouse or dependents were participating, and we, at our sole expense, would continue Mr. Lufkin’s and his spouse’s and dependents’ medical coverage for a period ending upon the earlier of the one year anniversary of the termination of the employment agreement and such time as Mr. Lufkin became covered by another employer group health plan or by Medicare. The employment agreement also included non-disclosure, non-solicitation, anti-raiding and non-disparagement covenants by Mr. Lufkin.

Confidential General Release of All Claims with Steven E. Lufkin. In connection with Mr. Lufkin’s resignation as our General Manager on September 30, 2010, we and Mr. Lufkin entered into a confidential general release of all claims on September 30, 2010, pursuant to which, among other things, we agreed to pay Mr. Lufkin a one-time lump-sum payment of $225,000. We also agreed, as had been contemplated by Mr. Lufkin’s employment agreement, to maintain in full force and effect for a period of twelve months for the continued benefit of Mr. Lufkin and his spouse and dependents all welfare benefit plans and programs in which Mr. Lufkin or his spouse or dependents were participating at September 30, 2010 and to continue Mr. Lufkin’s and his spouse’s and dependents’ medical coverage for a period ending upon the earlier of September 30, 2011 and such time as Mr. Lufkin becomes covered by another employer group health plan or by Medicare. Under the terms of the confidential general release of all claims, Mr. Lufkin provided a general release in favor of us. The confidential general release of all claims also contains an acknowledgement by Mr. Lufkin that he continues to be bound by non-disclosure, non-solicitation and anti-raiding covenants contained in his employment agreement with us.

COMPENSATION OF DIRECTORS

The Compensation Committee recommends director compensation to the Board of Directors, and the Board of Directors approves director compensation, based on factors it considers appropriate, market conditions and trends and the recommendations of management.

In accordance with the Company’s practice of compensating directors who are deemed to be “independent” under the NYSE Amex rules relating to the independence of directors for their service on the Board of Directors, Audit Committee and Compensation Committee, on June 10, 2010, (i) each of the Company’s directors who was deemed to be “independent” under the NYSE Amex rules relating to the independence of directors was granted, in consideration for his service on the Board of Directors, an annual cash retainer of $20,000, payable in four equal quarterly installments, (ii) each member of the Audit Committee was granted, in consideration for his service on such committee, an annual cash retainer of $7,500, payable in four equal quarterly installments, (iii) each member of the Compensation Committee was granted, in consideration for his service on such committee, an annual cash retainer of $5,000, payable in four equal quarterly installments, and (iv) each of the Company’s directors who was deemed to be “independent” under the NYSE Amex rules relating to the independence of directors was awarded a grant of options to purchase 25,000 shares of the Company’s Common Stock under the Company’s 2009 Equity Incentive Plan with an exercise price of $0.53 per share, which was the closing price of the Company’s Common Stock on the NYSE Amex on the grant date, and which fully vested immediately upon grant.

On November 10, 2010, the Compensation Committee recommended, and the Board of Directors approved, a change to the Company’s practice of compensating directors who are deemed to be “independent” under the NYSE Amex rules relating to the independence of directors for his services on the Board of Directors, Audit Committee and Compensation Committee, such that the options granted will terminate (to the extent not previously exercised or terminated) one month after such time, if any, as the applicable director’s service on the Board of Directors ceases. After their appointment to the Board of Directors, on November 10, 2010, each of Philippe Gadal, Pharm. D., and David M. Templeton was paid and granted compensation for his services on the Board of Directors, Audit Committee and Compensation Committee in accordance with the Company’s then current practices as described in further detail above and after giving effect to the change in practice also described above.

Prior to 2009, directors who were not deemed to be “independent” under the NYSE Amex rules relating to the independence of directors, including directors who were employed by the Company, IVAX Corporation,

Teva Pharmaceutical Industries Limited or Teva North America, did not receive any compensation for their service on the Board, Audit Committee or Compensation Committee. On January 23, 2009, however, the Compensation Committee recommended, and the Board of Directors approved, a change to this practice pursuant to which non-employee directors who were not “independent” under applicable NYSE Amex rules would be eligible to receive compensation for their service on the Board of Directors. Consistent with this change in practice and the related director compensation granted during 2009, on June 10, 2010 the Board of Directors approved an annual cash retainer of $20,000 to be paid in four equal quarterly installments to each of Patrice R. Debregeas and Paul F. Kennedy, neither of whom were at that time employed by the Company, for their service on the Board of Directors, notwithstanding the fact that neither Mr. Debregeas nor Mr. Kennedy was an “independent” director under the NYSE Amex rules relating to the independence of directors.

Upon their appointment on September 1, 2010, Suresh Vazirani and Kishore “Kris” Dudani stated that, as employees of ERBA, they would not require any compensation for their service on the Board of Directors, Audit Committee or Compensation Committee. As a result, on September 1, 2010, the Compensation Committee recommended, and the Board of Directors approved, a change to the Company’s practice of compensating directors who were not deemed to be “independent” under the NYSE Amex rules relating to the independence of directors, such that directors who were not deemed to be “independent” under the NYSE Amex rules relating to the independence of directors, including directors who are employed by the Company or ERBA, will not receive any compensation for their service on the Board of Directors, Audit Committee or Compensation Committee.

Director Compensation — 2010

The following table sets forth certain information regarding the compensation paid to the Company’s directors for their service during the fiscal year ended December 31, 2010.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(5)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Suresh Vazirani(1)	—	—	—	—	—	—		—
Kishore “Kris” Dudani(1)	—	—	—	—	—	—		—
Philippe Gadal, Pharm.D. (1)	$10,833	—	$7,519	—	—	—		$18,352
John B. Harley, M.D., Ph.D.	$25,000	—	$12,933	—	—	$42,000	(6)	$79,933
David M. Templeton(2)	$8,125	—	$7,519	—	—	—		$15,644
Jerry C. Benjamin(3)	$20,625	—	$12,933	—	—	—		$33,558
Patrice R. Debregeas(4)	$15,000	—	—	—	—	—		$15,000
Paul F. Kennedy(4)	$15,000	—	—	—	—	—		$15,000
Laurent Le Portz(3)	$24,375	—	$12,933	—	—	—		$37,308
Lawrence G. Meyer(4)	$18,750	—	$12,933	—	—	$119,000	(7)	$150,683

(1)	Each of Messrs. Vazirani and Dudani and Dr. Gadal was appointed to the Board of Directors on September 1, 2010.

(2)	Mr. Templeton’s appointment to the Board of Directors became effective on September 30, 2010.

(3)	Each of Messrs. Benjamin and LePortz served on the Board of Directors until his resignation from the Board of Directors on September 30, 2010.

(4)	Each of Messrs. Debregeas, Kennedy and Meyer served on the Board of Directors until his resignation from the Board of Directors on September 1, 2010.

(5)	Represents the aggregate grant date fair value of option awards calculated in accordance with Codification Topic 718, Compensation — Stock Compensation. Assumptions used in the calculation of these amounts are included in Note 11 to the Company’s Consolidated Financial Statements, Shareholders’ Equity, contained in the Annual Report on Form 10-K which the Company filed with the SEC on March 30, 2011.

The table below sets forth, as of December 31, 2010, the aggregate number of stock options held by each of the individuals included in the table above:

Name	Stock Options
Suresh Vazirani	—
Kishore “Kris” Dudani	—
Philippe Gadal, Pharm.D.	14,041
John B. Harley, M.D., Ph.D.	165,000
David M. Templeton	14,041
Jerry C. Benjamin	75,000
Patrice R. Debregeas	—
Paul F. Kennedy	—
Laurent Le Portz	75,000
Lawrence G. Meyer	75,000

(6)	Represents the aggregate dollar amount earned by Dr. Harley during 2010 under that certain oral consulting agreement between Dr. Harley and ImmunoVision, pursuant to which Dr. Harley was paid $2,000 per month through July 2009, $5,000 per month from August 2009 to June 2010, and $2,000 per month thereafter, to provide ImmunoVision with technical guidance and business assistance on an as-needed basis.

(7)	Represents the aggregate dollar amount earned by Mr. Meyer during 2010 in consideration for his provision of certain legal services which he provided to the Company during the year on an as-needed basis.

AUDIT COMMITTEE REPORT

From the beginning of the 2010 fiscal year through September 1, 2010, the Audit Committee consisted of Laurent Le Portz, Chairman, and Jerry C. Benjamin. On September 1, 2010, Philippe Gadal, Pharm.D., was appointed to the Board of Directors, the Audit Committee and the Compensation Committee. Accordingly, from September 1, 2010 through September 30, 2010, the Audit Committee consisted of Messrs. Le Portz and Benjamin and Dr. Gadal. On September 30, 2010, each of Messrs. Le Portz and Benjamin resigned from the Board of Directors and the committees of the Board of Directors on which they served, including the Audit Committee. Also on September 30, 2010, David M. Templeton was appointed to the Board of Directors, the Audit Committee and the Compensation Committee. Accordingly, from September 30, 2010 through the end of the 2010 fiscal year, the Audit Committee consisted of, and the Audit Committee currently consists of Dr. Gadal, Chairman, and Mr. Templeton. As a “smaller reporting company,” as such term is defined under the Exchange Act, and in accordance with applicable rules and regulations of the NYSE Amex, the Company is permitted to have an audit committee consisting of just two members.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2010 with management and the Company’s independent auditors for the fiscal year ended December 31, 2010, Grant Thornton LLP (“Grant Thornton”).

The Audit Committee also discussed with Grant Thornton the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Grant Thornton required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Grant Thornton its independence from the Company. When considering Grant Thornton’s independence, the Audit Committee considered whether Grant Thornton’s provision of services to the Company was compatible with maintaining its independence. The Audit Committee also reviewed, among other things, the amount of fees paid to Grant Thornton for audit and non-audit services.

The Audit Committee also met with Grant Thornton, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the Audit Committee’s review and these meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2010 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Submitted by the Members of the Audit Committee:

Philippe Gadal, Pharm.D., Chairman
David M. Templeton

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth the aggregate fees billed to the Company by PricewaterhouseCoopers LLP (“PwC”), the Company’s principal accountant for the fiscal year ended December 31, 2009 and for the period from January 1, 2010 through June 11, 2010, and Grant Thornton, the Company’s principal accountant for the period from June 18, 2010 through December 31, 2010.

	For the years ended December 31,
	2010	2009
Audit Fees	$217,400	$377,700
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$217,400	$377,700

In the table above, pursuant to their definitions under the applicable regulations of the SEC, “audit fees” are fees for professional services rendered for the audit of the Company’s annual financial statements and review of the Company’s financial statements included in its quarterly reports on Form 10-Q and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit and review of the Company’s financial statements, and primarily include accounting consultations and audits in connection with potential acquisitions; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services to be performed by the Company’s principal accountant, except in those instances which do not require such pre-approval pursuant to the applicable regulations of the SEC. The Audit Committee has established policies and procedures for its pre-approval of audit services and permitted non-audit services and, from time to time, the Audit Committee reviews and revises its policies and procedures for pre-approval.

INDEPENDENT PUBLIC ACCOUNTANTS

Grant Thornton has been selected by the Company’s Audit Committee to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Grant Thornton acted as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010. PwC acted as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2009.

On June 11, 2010, the Company, upon the approval of the Audit Committee, dismissed PwC as the Company’s independent registered public accounting firm. The Company’s decision to dismiss PwC was made in connection with the Company’s election to engage a new independent registered public accounting firm.

The audit reports of PwC on the Company’s financial statements for the fiscal years ended December 31, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2009 and 2008 and the interim period through June 11, 2010, the Company had no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in connection with its reports. In addition, during that time, there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

On June 18, 2010, the Company appointed Grant Thornton as its new independent registered public accounting firm for the Company’s fiscal year ended December 31, 2010. The decision to appoint Grant Thornton was made and approved by the Audit Committee.

During the fiscal years ended December 31, 2009 and 2008 and the interim period through June 18, 2010, the Company had not consulted with Grant Thornton regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of either a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Representatives of Grant Thornton are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

As described above, on September 1, 2010, ERBA purchased from the Debregeas-Kennedy Group all of the approximately 72.4% of the issued and outstanding shares of the Company’s Common Stock owned by the Debregeas-Kennedy Group for $0.75 per share, or an aggregate purchase price of approximately $15,000,000. ERBA used cash on hand to fund the purchase price. As a result of the Share Acquisition, ERBA, which previously indirectly beneficially owned 8,400 shares of the Company’s Common Stock, now directly or indirectly beneficially owns 20,034,713 shares of the Company’s Common Stock, or approximately 72.5% of the issued and outstanding shares of the Company’s Common Stock, which provides ERBA with the voting power to control the election of the Company’s directors and any other matter requiring the affirmative vote or consent of a majority of the Company’s stockholders. Transasia Bio-medicals Ltd. is the parent company of ERBA.

The Board of Directors of the Company is composed of five people — Suresh Vazirani, Kishore “Kris” Dudani, Philippe Gadal, Ph.D., David M. Templeton and John B. Harley, M.D., Ph.D. Mr. Vazirani, who serves as the Company’s executive Chairman of the Board of Directors, is the Chief Executive Officer and Managing Director of ERBA. Mr. Dudani is the Marketing and Business Development Representative—South, Central and Latin America, of ERBA. On September 2, 2010, ERBA, Transasia Bio-medicals Ltd., Erba Lachema s.r.o. and Messrs. Vazirani and Dudani filed a Schedule 13D as a “group,” as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As set forth in the Schedule 13D, each of ERBA, Transasia and Messrs. Vazirani and Dudani may be deemed to have an aggregate beneficial ownership of 20,034,713, or 72.5%, of the issued and outstanding shares of the Company’s Common Stock; provided, however, that each of Messrs. Vazarani and Dudani disclaims such beneficial ownership except to the extent of his pecuniary interest therein. Erba Lachema s.r.o. may only be deemed to be the beneficial owner of the 8,400 shares of the Company’s Common Stock that it owns directly.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates, as of April 1, 2011, information about the beneficial ownership of the Company’s common stock by (i) each director as of April 1, 2011, (ii) each Named Executive Officer, (iii) all directors and executive officers as of April 1, 2011 as a group and (iv) each person who the Company knows beneficially owns more than 5% of the Company’s common stock. All such shares were owned directly with sole voting and investment power unless otherwise indicated.

Name	Shares (#)(1)		Percent of Class (%)
ERBA Diagnostics Mannheim GmbH(2)	20,034,713		72.5%
Mallaustr 69-73
Mannheim, Germany 68219

Transasia Bio-medicals Ltd.(2)	20,034,713		72.5%
Transasia House
8 Chandivali Studio Road
Mumbai, India 400072

Suresh Vazirani(2)	20,034,713		72.5%
Transasia House
8 Chandivali Studio Road
Mumbai, India 400072

Kishore “Kris” Dudani(2)	20,034,713		72.5%
Transasia House
8 Chandivali Studio Road
Mumbai, India 400072

Kevin D. Clark	218,699	(3)	*

Charles R. Struby, Ph.D.(4)	0	(5)	—

Arthur R. Levine	50,000	(6)	*

Mark S. Deutsch(7)	128,000	(8)	*

Steven E. Lufkin(9)	0	(10)	—

Philippe Gadal, Pharm.D.	14,041	(11)	*

John B. Harley, M.D., Ph.D.	165,000	(12)	*

David M. Templeton	14,041	(13)	*

All directors and executive officers as of April 1, 2011 as a group (7 persons)	20,903,128	(14)	74.7%

*	Represents beneficial ownership of less than 1%.

(1)	For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Exchange Act.

(2)	Includes 20,026,313 shares of the Company’s Common Stock owned directly by ERBA and 8,400 shares of the Company’s Common Stock owned directly by Erba Lachema s.r.o. On September 2, 2010, ERBA, Transasia Bio-medicals Ltd., Erba Lachema s.r.o. and Messrs. Vazirani and Dudani filed a Schedule 13D as a “group,” as such term is used in Section 13(d) of the Exchange Act. As set forth in the Schedule 13D, each of ERBA, Transasia and Messrs. Vazirani and Dudani may be deemed to have an aggregate beneficial ownership of 20,034,713, or 72.5%, of the issued and outstanding shares of the Company’s Common Stock; provided, however, that each of Messrs. Vazarani and Dudani disclaims such beneficial ownership except to the extent of his pecuniary interest therein. Erba Lachema s.r.o. may only be deemed to be the beneficial owner of the 8,400 shares of the Company’s Common Stock that it owns directly.

(3)	Includes options to purchase 100,000 shares of the Company’s common stock granted to Mr. Clark and 97,799 shares of the Company’s common stock owned by Mr. Clark through the Company’s 401(k) Plan.

(4)	Effective September 3, 2010, Dr. Struby resigned as the Company’s Chief Executive Officer and President. However, Dr. Struby is included in this table because he is a Named Executive Officer.

(5)	On December 20, 2010, the Company and Dr. Struby entered into a confidential general release of all claims, pursuant to which, among other things, Dr. Struby forfeited in its entirety the option to purchase 100,000 shares of the Company’s common stock which was previously granted to Dr. Struby. As a result, Dr. Struby no longer holds any options to purchase shares of the Company’s common stock.

(6)	Includes options to purchase 50,000 shares of the Company’s common stock granted to Mr. Levine.

(7)	Effective May 21, 2010, Mr. Deutsch resigned as the Company’s Chief Financial Officer. However, the shares of the Company’s common stock beneficially owned by Mr. Deutsch are included in this table because he is a Named Executive Officer.

(8)	Includes options to purchase 110,000 shares of the Company’s common stock granted to Mr. Deutsch.

(9)	Effective September 30, 2010, Mr. Lufkin resigned as the Company’s General Manager. However, Mr. Lufkin is included in this table because he is a Named Executive Officer.

(10)	Includes options to purchase 14,041 shares of the Company’s common stock granted to Dr. Gadal.

(11)	Includes options to purchase 165,000 shares of the Company’s common stock granted to Dr. Harley.

(12)	Includes options to purchase 14,041 shares of the Company’s common stock granted to Mr. Templeton.

(13)	Does not include the 128,000 shares of the Company’s common stock (including the options to purchase 110,000 shares of the Company’s common stock) beneficially owned by Mr. Deutsch because of his resignation as Chief Financial Officer, effective May 21, 2010.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those referred to in the accompanying Notice of Meeting, to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named as proxy holders will have the discretion to vote any shares of the Company’s Common Stock for which they hold proxies in accordance with their best judgment. If, for any reason, any of the nominees for election to the Board of Directors is not available as a candidate for director, then the persons named as proxy holders will vote any shares of the Company’s Common Stock for which they hold proxies for such other candidate(s) as may be nominated by the Board of Directors.

IMPORTANT NOTICE REGARDING AVAILABILITY
OF PROXY MATERIALS FOR THE ANNUAL MEETING

This Proxy Statement (including a form of the accompanying proxy card) is available at www.ivaxdiagnostics.com/proxystatements.html, and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2010 is available at www.ivaxdiagnostics.com/annualreports.html.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the annual meeting of stockholders of the Company to be held during the fiscal year ending December 31, 2012, and to be included in the Company’s proxy statement and form of proxy for that meeting, must be in writing and in compliance with applicable rules and regulations and received by the Secretary of the Company at its main offices at 2140 North Miami Avenue, Miami, Florida 33127 no later than December [___], 2011. In addition to any other applicable requirements, for a stockholder to properly present any proposal at the annual meeting of stockholders of the Company to be held during the fiscal year ending December 31, 2012, but not to be included in the Company’s proxy statement and form of proxy for that meeting, the proposal must be in writing and in compliance with the Company’s Amended and Restated Bylaws, as amended, and received by the Secretary of the Company at its main offices, as listed above, no earlier than December [___], 2011 and no later than February [___], 2012.

INCORPORATION BY REFERENCE

The Company is “incorporating by reference” into this Proxy Statement certain information that is contained in the Company’s Annual Report to Stockholders which is being delivered to you together with this Proxy Statement in connection with the Annual Meeting (the “Annual Report to Stockholders”). We incorporate by reference only the specific portions of the Annual Report to Stockholders listed below:

•	the section entitled “Financial Statements and Supplementary Data,” which comprises Item 8 of the Annual Report on Form 10-K contained on pages [___] to [___] of the Annual Report to Stockholders (and which was contained on pages F-1 to F-28 of the Annual Report on Form10-K);

•	the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which comprises Item 7 of the Annual Report on Form 10-K contained on pages [___] to [___] of the Annual Report to Stockholders (and which was contained on pages 32 to 45 of the Annual Report on Form10-K);

•	the section entitled “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure,” which comprises Item 9 of the Annual Report on Form 10-K contained on pages [___] to [___] of the Annual Report to Stockholders (and which was contained on page 47 of the Annual Report on Form10-K); and

•	the section entitled “Quantitative and Qualitative Disclosures About Market Risk,” which comprises Item 7A of the Annual Report on Form 10-K contained on pages [___] to [___] of the Annual Report to Stockholders (and which was contained on page 45 of the Annual Report on Form10-K).

The Annual Report on Form 10-K was filed with the Securities and Exchange Commission on March 30, 2011 and is contained in the Annual Report to Stockholders which is being delivered to you together with this Proxy Statement. The information incorporated by reference is considered to be part of this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

[ signature ]

Kevin D. Clark,
President, Chief Executive Officer,
and Chief Operating Officer

April [___], 2011

Appendix A

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of the 8th day of April, 2011, by and between IVAX Diagnostics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and ERBA Diagnostics Mannheim GmbH, a company headquartered in Germany (the “Purchaser”).

WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), and warrants to purchase additional shares of Common Stock, in each case on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

Article 1

Purchase and Sale

1.1	Purchase and Sale Transaction.

(a)  Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company: (i) an aggregate of 20,000,000 shares of Common Stock (the “Shares”) at a purchase price of U.S.$0.75 per Share, which Shares shall be sold and issued to, and purchased by, the Purchaser in installments as set forth in Section 1.1(b); and (ii) warrants (the “Warrants”), substantially in the form attached hereto as Exhibit A, to purchase an additional 20,000,000 shares of Common Stock (the “Warrant Shares”) at an exercise price of U.S.$0.75 per Warrant Share. The purchase and sale transactions contemplated by the preceding sentence, together with all other transactions contemplated by this Agreement, are sometimes hereinafter referred to, collectively, as the “Transaction.” The Shares, the Warrants and the Warrant Shares are sometimes hereinafter referred to, collectively, as the “Securities” and, individually, as a “Security.” The aggregate purchase price to be paid by the Purchaser to the Company in consideration for the issuance of the Shares and the Warrants shall be U.S.$15,000,000 (the “Purchase Price”).

(b)  The Shares shall be sold and issued to, and purchased by, the Purchaser as follows: (i) 6,666,667 of the Shares (the “Initial Tranche”) shall be sold and issued to the Purchaser at the Initial Closing (as hereinafter defined), at which time the Purchaser shall pay to the Company U.S.$5,000,000.25 (the “Initial Purchase Price”); (ii) an additional 6,666,667 of the Shares (the “Second Tranche”) shall be sold and issued to the Purchaser at the Second Closing (as hereinafter defined), at which time the Purchaser shall pay to the Company an additional U.S.$5,000,000.25 (the “Second Purchase Price”); and (iii) the remaining 6,666,666 of the Shares (the “Final Tranche”) shall be sold and issued to the Purchaser at the Final Closing (as hereinafter defined), at which time the Purchaser shall pay to the Company an additional U.S.$4,999,999.50 (the “Final Purchase Price”).

1.2	Closings.

(a)  The consummation of the sale and issuance to, and purchase by, the Purchaser of the Initial Tranche and of the delivery to the Purchaser of the Warrants (the “Initial Closing”) shall take place at such time as shall be fixed by mutual agreement of the Company and the Purchaser as promptly as practicable after the satisfaction or waiver of all of the conditions precedent set forth under Article 5. At the Initial Closing, (i) the Purchaser shall pay to the Company the Initial Purchase Price and (ii) the Company shall deliver to the Purchaser (A) a stock certificate representing the Initial Tranche and (B) the Warrants.

(b)  The consummation of the sale and issuance to, and purchase by, the Purchaser of the Second Tranche (the “Second Closing”) shall take place at such time as shall be fixed by mutual agreement of the Company and the Purchaser after the Initial Closing, but in any event by no later than six months after the Initial Closing. At the Second Closing, (i) the Purchaser shall pay to the Company the Second Purchase Price and (ii) the Company shall deliver to the Purchaser a stock certificate representing the Second Tranche.

(c)  The consummation of the sale and issuance to, and purchase by, the Purchaser of the Final Tranche (the “Final Closing”) shall take place at such time as shall be fixed by mutual agreement of the Company and the Purchaser after the Initial Closing and the Second Closing, but in any event by no later than one year after the Initial Closing. At the Final Closing, (i) the Purchaser shall pay to the Company the Final Purchase Price and (b) the Company shall deliver to the Purchaser a stock certificate representing the Final Tranche.

(d)  Each of the Initial Closing, the Second Closing and the Final Closing shall be held at the offices of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., 150 West Flagler Street, Miami, Florida 33130.

(e)  Each of the Initial Purchase Price, the Second Purchase Price and the Final Purchase Price shall be paid by the Purchaser to the Company by wire transfer of immediately available funds in United States Dollars.

Article 2

Representations and Warranties of the Company

The Company represents and warrants to the Purchaser as follows:

2.1   Authorization. The execution and delivery by the Company of this Agreement have been duly authorized by all requisite corporate action. Except for authorizations, consents, waivers and approvals to be obtained at or prior to the Initial Closing, the performance by the Company of its obligations hereunder and the issuance, sale and delivery of the Shares and the Warrants have been duly authorized by all requisite corporate action.

2.2   No Conflict. Neither the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder nor the issuance, sale and delivery of the Shares or the Warrants will result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (a) any provision of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) or Amended and Restated Bylaws, as amended (the “Bylaws”); (b) any provision of any judgment, decree or order to which the Company is a party or by which it is bound; (c) any material contract or agreement to which the Company is a party or by which it is bound; or (d) any statute, rule or governmental regulation applicable to the Company; except, in the case of each of the foregoing, where such violation, conflict, or default would not have a Material Adverse Effect (as hereinafter defined) and except, in the case of each of the foregoing, provisions, contracts, agreements, statutes, rules or governmental regulations as to which authorizations, consents, amendments, waivers and approvals will have been obtained or effected at or prior to the Initial Closing. As used herein, the term “Material Adverse Effect” shall mean any effect, change, event, state of fact, development, circumstance or condition (including changes in laws, rules or regulations applicable to the Company and its business) which, when considered individually or in the aggregate with all other effects, changes, events, state of facts, developments, circumstances and conditions, has materially and adversely affected, or could reasonably be expected to materially and adversely affect, the results of operations, financial condition, assets, liabilities, or business of the Company and its subsidiaries taken as a whole; provided, however, that a “Material Adverse Effect” shall not be deemed to include (i) any changes resulting from general economic or political conditions, (ii) circumstances that affect the in vitro diagnostics industry and/or the health care industry generally or (iii) force majeure events, acts of terrorism or acts of war; and provided, further, that, notwithstanding the foregoing, the changes or events described in clauses (i) through (iii) above shall be regarded in determining whether a Material Adverse Effect has occurred if the effects thereof disproportionately impact or uniquely relate to the Company.

2.3   Valid Issuance of Shares and Warrants. When issued, sold and delivered in accordance with this Agreement to the Purchaser upon the Purchaser’s payment to the Company therefor as provided hereby, the Shares and the Warrants will have been duly authorized and will be validly issued, and the Shares will be fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges and encumbrances of any nature whatsoever except for restrictions on transfer under this Agreement and under applicable federal and state securities laws.

2.4   Validity. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by the Purchaser, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except: (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.5   Brokers and Finders. Neither the Company nor any of its subsidiaries, officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Transaction.

Article 3

Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Company as follows:

3.1   Authorization. The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations hereunder have been duly authorized by all requisite company action.

3.2   No Conflict. Neither the execution and delivery by the Purchaser of this Agreement nor the performance by the Purchaser of its obligations hereunder will result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (a) any provision of the Purchaser’s governing documents; (b) any provision of any judgment, decree or order to which the Purchaser is a party or by which it is bound; (c) any material contract or agreement to which the Purchaser is a party or by which it is bound; or (d) any statute, rule or governmental regulation applicable to the Purchaser; except, in the case of each of the foregoing, provisions, contracts, agreements, statutes, rules or governmental regulations as to which authorizations, consents, amendments, waivers and approvals will have been obtained or effected at or prior to the Initial Closing.

3.3   Validity. This Agreement has been duly executed and delivered by the Purchaser and, assuming due and valid authorization, execution and delivery hereof by the Company, constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms except: (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.4	Investment Representations.

(a)  The Purchaser: (i) is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and was not organized for the specific purpose of acquiring the Securities; or (ii) is not a “U.S. Person” within the meaning of Rule 902 of Regulation S promulgated under the Securities Act.

(b)  The Purchaser has sufficient investment knowledge and experience so as to be able to evaluate the risks and merits of its investment in the Company, and the Purchaser is able financially to bear the risks of its investment.

(c)  It is the present intention that the Shares and the Warrants being purchased by the Purchaser are being acquired (and, to the extent the Warrants are exercised, the Warrant Shares will be acquired) for the Purchaser’s own account for the purpose of investment and not with a present view to or for sale in connection with any distribution thereof.

(d)  The Purchaser understands that: (i) the Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 506 or 903 promulgated under the Securities Act; (ii) the Securities must be held indefinitely (or, in the case of the Warrant, until the exercise in full or expiration or termination thereof) unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (iii) each stock certificate representing the Shares, the Warrant and, to the extent the Warrant is exercised, any stock certificate representing the Warrant Shares acquired upon such exercise will bear a legend, among others, to the effect of clauses (i) and (ii) above; and (iv) the Company will make a notation on its transfer books to the effect of clauses (i) and (ii) above.

(e)  The Purchaser acknowledges that the Company has made available to the Purchaser all documents and information that the Purchaser has requested relating to the Company, the Securities, this Agreement and the Transaction.

3.5   Brokers and Finders. Neither the Purchaser nor any of its subsidiaries (other than the Company and its subsidiaries), officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Transaction.

3.6   No Rights as Stockholder. The Purchaser acknowledges that, except as otherwise provided herein, its purchase obligations under this Agreement will not entitle the Purchaser to any of the rights, including, without limitation, voting rights, information rights and rights to receive dividends or distributions, of a stockholder of the Company until: (i) with respect to the Initial Tranche, the Initial Closing; (ii) with respect to the Second Tranche, the Second Closing; and (iii) with respect to the Final Tranche, the Final Closing.

Article 4

Covenants and Agreements

4.1   Cooperation; Commercially Reasonable Efforts. The Company and the Purchaser shall cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws, rules and regulations to consummate and make effective the Transaction as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all necessary approvals of the Company’s stockholders and all approvals, permits, consents and authorizations necessary or advisable to be obtained from the any third party and/or any governmental entity in order to consummate the Transaction.

4.2	Proxy Statement; Company Stockholder Meeting.

(a)  As promptly as practicable after the date of this Agreement, the Company shall prepare and file with the Securities and Exchange Commission (the “SEC”) a Notice of Meeting and Preliminary Proxy Statement relating to a meeting of the Company’s stockholders (the “Company Stockholder Meeting”) to be held for the purpose of voting on the Transaction and other matters as may be deemed necessary or advisable by the Company, including, without limitation, an amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of the Common Stock (the “Amendment”). As promptly as practicable after filing such Notice of Meeting and Preliminary Proxy Statement, but in any event subject to the rules and regulations of the SEC, the Company shall prepare and file with the SEC, and mail to its stockholders of record as of the close of business on the record date established by the Company for the Company Stockholder Meeting (the “Record Stockholders”), a Notice of Meeting and Definitive Proxy

Statement relating to the Company Stockholder Meeting. The Notice of Meeting and Preliminary Proxy Statement and Notice of Meeting and Definitive Proxy Statement are sometimes hereinafter referred to as the “Proxy Statements.”

(b)  The Purchaser shall furnish all information concerning the Purchaser as the Company may reasonably request in connection with the preparation of the Proxy Statements, including, without limitation, any information in response to comments received from the SEC, if applicable.

(c)  The Company Stockholder Meeting shall be called for a date which, after taking into consideration the provisions of the Certificate of Incorporation and Bylaws, the Delaware General Corporation Law, the rules and regulations of the SEC and the NYSE Amex and the recommendations of any proxy solicitor engaged by the Company with respect to the Company Stockholder Meeting and the Transaction, is as prompt as practicable after the Notice of Meeting and Definitive Proxy Statement is filed with the SEC and mailed to the Record Stockholders.

(d)  The Company shall use its commercially reasonable efforts to secure all required authorizations, consents, waivers, amendments and approvals with respect to the Transaction and the Amendment, including, without limitation, the stockholder approvals contemplated by the Proxy Statements.

(e)  At the Company Stockholder Meeting, the Purchaser shall vote all of the shares of the Common Stock which it currently beneficially owns, whether directly or indirectly, in favor of the Transaction and the Amendment.

4.3   Additional Listing Application. As promptly as practicable after the date of this Agreement, but in any event after taking into consideration the rules and regulations of the NYSE Amex with respect to the timing of, and supporting documents required to accompany, the Additional Listing Application (as hereinafter defined), the Company shall submit to the NYSE Amex an additional listing application relating to the Shares and the Warrant Shares (the “Additional Listing Application”) and shall use its commercially reasonable efforts to secure the NYSE Amex’ approval of the Additional Listing Application.

4.4   Compliance with the Securities Act. The Purchaser agrees that it will not resell the Securities except in accordance with an available exemption from registration under the Securities Act or in a transaction registered under the Securities Act. The Purchaser further agrees not to engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

Article 5

Conditions Precedent

The respective obligations of each party to consummate the Transaction shall be subject to the satisfaction prior to or at the Initial Closing of the following conditions, which may only be waived in writing, in whole or in part, by mutual agreement of all of the parties (only in the case of clauses (a) and (b) below), by the Purchaser (only in the case of clauses (c) and (d) below) and by the Company (only in the case of clauses (e) and (f) below):

(a)  the Transaction and the Amendment shall have received all requisite approvals of the stockholders of the Company;

(b)  the Additional Listing Application shall have been approved by the NYSE Amex;

(c)  the representations and warranties of the Company set forth in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the date of the Initial Closing as if made on and as of such date;

(d)  the Company shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to the Initial Closing (other than a failure to so perform or comply which is attributable to actions or inactions by or on behalf of the Purchaser);

(e)  the representations and warranties of the Purchaser set forth in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the date of the Initial Closing as if made on and as of such date; and

(f)  the Purchaser shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to the Initial Closing (other than a failure to so perform or comply which is attributable to actions or inactions by or on behalf of the Company).

To the extent any condition precedent set forth above is satisfied or waived prior to or at the Initial Closing, such condition precedent shall be deemed satisfied or waived, as the case may be, with respect to each of the Second Closing and the Final Closing. Accordingly, following the Initial Closing, there shall be no conditions precedent to the Company’s and the Purchaser’s performance of their respective obligations at each of the Second Closing and the Final Closing.

Article 6

Adjustments

6.1   Merger or Sale. If, at any time prior to the Final Closing, there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of securities otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the Company’s shares of capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of all or substantially all of the Company’s properties and assets, then, in each case, the Shares not yet sold, issued and delivered to, and purchased by, the Purchaser under this Agreement (collectively, the “Pending Shares”) shall automatically be adjusted to be comprised of the number of Shares or other securities or property which the Purchaser would have owned immediately after the consummation of such reorganization, merger, consolidation, sale or transfer, if all of the Pending Shares had been sold, issued and delivered to, and purchased by, the Purchaser immediately before the effective date of such reorganization, merger, consolidation, sale or transfer, as the case may be.

6.2   Reclassification. If the Company, at any time prior to the Final Closing, by reclassification of securities or otherwise, shall change any of the securities of the same class as the Pending Shares (the “Comparable Securities”) into the same or a different number of securities of any other class or classes, then the Pending Shares shall automatically be adjusted to be comprised of such number and kind of securities as would have been issuable as a result of such change with respect to the Comparable Securities immediately prior to such reclassification or other change.

6.3   Subdivision or Combination of Shares. If the Company, at any time prior to the Final Closing, shall split or subdivide the Comparable Securities into a greater number of securities of the same class, then the number of Pending Shares shall be proportionately increased and the purchase price to be paid for such Pending Shares shall be proportionately decreased. If the Company, at any time prior to the Final Closing, shall reverse split or combine the Comparable Securities into a lesser number of securities of the same class, then the number of Pending Shares shall be proportionately decreased and the purchase price to be paid for such Pending Shares shall be proportionately increased.

6.4   Adjustments for Non-Cash Dividends. If, at any time prior to the Final Closing, the holders of the Comparable Securities shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional securities or property (other than cash) of the Company by way of dividend or distribution (collectively, a

“Dividend”), then, at the Initial Closing, Second Closing or Final Closing (each, a “Closing”), as the case may be, at which Pending Shares are to be sold and issued to, and purchased by, the Purchaser, upon payment of the Initial Purchase Price, the Second Purchase Price or the Final Purchase Price, as the case may be, the Purchaser shall receive, in addition to the number of Pending Shares due to the Purchaser at such Closing, and without payment of any additional consideration therefor, the amount of such other or additional securities or property (other than cash) of the Company that the Purchaser would hold on the date of the Closing had it been the holder of record of the Comparable Security on the record date fixed with respect to the Dividend and had thereafter, during the period from the date thereof through and including the date of the applicable Closing, retained such securities and all other additional securities which it would have received during such period as a result of its ownership thereof, giving effect to all adjustments called for during such period by the provisions of this Article 6. Notwithstanding the foregoing, in no event shall the Company’s distribution of subscription rights to purchase additional shares of Common Stock or other securities of the Company in a rights offering or similar transaction be deemed to be a Dividend for purposes of this Section 6.4.

6.5	Certain Other Matters.

(a)  All calculations under this Article 6 shall be made to the nearest cent or whole Share, as the case may be.

(b)  No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least U.S.$0.01 per Share; provided, however, that any adjustments which by reason of this Section 6.5(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(c)  If, as a result of an adjustment made pursuant to this Article 6, the Company shall be obligated to sell and issue, and the Purchaser shall be required to purchase, shares of more than one class or series of capital stock of the Company, then the Board of Directors of the Company (whose determination shall be final and conclusive) shall determine, in good faith, the allocation of the adjusted Purchase Price between or among the shares of such multiple classes or series of capital stock of the Company.

(d)  If any event shall occur as to which the other provisions of this Article 6 are not strictly applicable but as to which the failure to make any adjustment would not fairly preserve the rights and obligations of the Company and the Purchaser under this Agreement in accordance with the essential intent and principles of the adjustments set forth in this Article 6, then, in each such case, the Board of Directors of the Company (whose determination shall be final and conclusive) shall determine, in good faith, the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to fairly preserve the parties’ respective rights and obligations hereunder.

6.6   Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Article 6, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Purchaser a certificate setting forth, in reasonable detail, the event requiring such adjustment or readjustment, the amount of such adjustment or readjustment, the method by which such adjustment or readjustment was calculated, the adjusted or readjusted Purchase Price and adjusted or readjusted number of Pending Shares.

Article 7

Termination

7.1	Termination of this Agreement.

(a)  This Agreement may be terminated and the Transaction may be abandoned at any time prior to the Initial Closing as follows: (i) by mutual written consent of the Company and the Purchaser; or (ii) by either the Company or the Purchaser: (A) after the Company Stockholder Meeting, if, at the Company Stockholder Meeting, the Transaction or the Amendment do not receive all requisite approvals of the Company’s stockholders; or (B) on or after July 11, 2011, if the Transaction has not been consummated.

(b)  Following the Initial Closing, this Agreement may only be terminated by mutual written consent of the Company and the Purchaser.

7.2   Effect of Termination. Either party electing to terminate this Agreement pursuant to Section 7.1(a)(ii) above may effect such termination only by promptly delivering written notice thereof to the other party, at which time this Agreement shall be deemed terminated without any further action by either party. Following any termination duly effected pursuant to Section 7.1, no party shall have any further obligations under this Agreement, except that, to the extent any Securities were issued or delivered by the Company to the Purchaser hereunder, Section 4.4 and Article 8 shall survive any such termination.

Article 8

Miscellaneous

8.1   Lock-Up. With respect to each and every Security issued or delivered by the Company to the Purchaser hereunder, the Purchaser hereby irrevocably agrees that, until the second anniversary of the date on which such Security was issued or delivered by the Company to the Purchaser hereunder, it will not, without the prior written consent of the Company, which consent may be withheld in the sole discretion of the Company, directly or indirectly:

(a)  offer for sale, sell, assign, pledge or otherwise dispose of, or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of, such Security;

(b)  enter into any swap or other derivatives transaction that transfers to any other person or entity, in whole or in part, any of the economic benefits or risks of ownership of such Security; or

(c)  publicly disclose the intention to do either of the foregoing.

Solely for purposes of this Section 8.1, the Warrant Shares shall be deemed to have been issued and delivered by the Company to the Purchaser hereunder on the date of the Initial Closing.

8.2	Legends.

(a)  Each stock certificate representing the Shares shall have conspicuously endorsed thereon, in addition to any legends deemed necessary or advisable by the Company, the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF CAPITAL STOCK. A STATEMENT SETTING FORTH THE VOTING POWERS, DESIGNATIONS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS OF THE VARIOUS CLASSES OF CAPITAL STOCK IS ON FILE AT THE CORPORATION’S OFFICE. THE CORPORATION WILL FURNISH A COPY OF SUCH STATEMENT TO ITS STOCKHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON SALE, ASSIGNMENT, PLEDGE OR OTHER DISPOSITION PURSUANT TO THAT CERTAIN STOCK PURCHASE AGREEMENT WITH THE CORPORATION, DATED APRIL 8, 2011. UNDER SUCH AGREEMENT, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF THE CORPORATION, BE OFFERED OR SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF UNTIL THE SECOND ANNIVERSARY OF THE DATE OF THEIR ISSUANCE. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL PLACE OF BUSINESS OF THE CORPORATION.

(b)  The Warrants shall have conspicuously endorsed thereon the legend set forth on the first page of the Form of Warrant attached hereto as Exhibit A.

(c)  To the extent the Warrants are exercised, any stock certificate representing the Warrant Shares acquired upon such exercise shall have conspicuously endorsed thereon the legends set forth in Section 5 of the Form of Warrant attached hereto as Exhibit A.

8.3   Brokerage. Each party will indemnify and hold harmless the other party against and in respect of any claim for brokerage or other commissions relative to this Agreement or the Transaction, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

8.4   Parties in Interest. All representations, warranties, covenants and agreements contained in this Agreement by or on behalf of either party shall bind and inure to the benefit of the respective successors and permitted assigns of such party whether so expressed or not; provided, however, no party may assign, in whole or in part, this Agreement or any right or obligation hereunder, without the prior written consent of the other party.

8.5   Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly received: (a) on the date given if delivered personally or by facsimile; (b) two days after being sent by internationally recognized overnight delivery service; or (c) five days after having been mailed by registered or certified mail (postage prepaid, return receipt requested); in the case of each of the foregoing, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company:	IVAX Diagnostics, Inc. 2140 North Miami Avenue Miami, Florida 33127 Facsimile: (305) 324-2395 Attention: Chief Executive Officer

If to the Purchaser:	ERBA Diagnostics Mannheim GmbH c/o Transasia Bio-medicals Ltd. Transasia House 8 Chandivali Studio Road Mumbai, India 400072 Facsimile: 011 (+91) 22 2857 3030 Attention: Chief Executive Officer

8.6   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida for all purposes and in all respects, without regard to the conflict of law provisions of such state.

8.7   Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof.

8.8   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.9    Amendments and Waivers. This Agreement may be amended or modified in whole or in part at any time only by a writing signed by the parties hereto. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. Any waiver by any party hereto of any of its rights or remedies under this Agreement shall not constitute a waiver of any of its other rights or remedies hereunder.

8.10   Severability. If any term or provision of this Agreement is finally deemed by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transaction be consummated as originally contemplated to the fullest extent possible.

8.11   Injunctive Relief. It is possible that remedies at law may be inadequate and, therefore, the parties shall be entitled to equitable relief, including, without limitation, injunctive relief, specific performance or other equitable remedies, in addition to all other remedies provided hereunder or available to the parties at law or in equity.

8.12   Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

[ SIGNATURE PAGE FOLLOWS ]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

THE COMPANY:

IVAX Diagnostics, Inc.,
a Delaware corporation

By:	/s/ Kevin D. Clark Name: Kevin D. Clark Title: Chief Executive Officer, Chief Operating Officer and President

THE PURCHASER:

ERBA Diagnostics Mannheim GmbH,
a company headquartered in Germany

By:	/s/ Suresh Vazirani Name: Suresh Vazirani Title: Chief Executive Officer and Managing Director

EXHIBIT A

FORM OF
WARRANT TO PURCHASE
SHARES OF COMMON STOCK
OF
IVAX DIAGNOSTICS, INC.

THIS WARRANT AND THE SHARES (AS HEREINAFTER DEFINED) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND THE SHARES ARE ALSO SUBJECT TO RESTRICTIONS ON SALE, ASSIGNMENT, PLEDGE OR OTHER DISPOSITION PURSUANT TO THAT CERTAIN STOCK PURCHASE AGREEMENT WITH THE COMPANY (AS HEREINAFTER DEFINED), DATED APRIL 8, 2011, PURSUANT TO WHICH NEITHER THIS WARRANT NOR THE SHARES MAY BE OFFERED OR SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF PRIOR TO MAY [___], 2013 WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL PLACE OF BUSINESS OF THE COMPANY.

THIS WARRANT CERTIFIES THAT, upon the terms and subject to the conditions set forth herein, ERBA Diagnostics Mannheim GmbH, a company headquartered in Germany (the “Holder”), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, has been granted the right to purchase from IVAX Diagnostics, Inc., a Delaware corporation (the “Company”), during the Term (as hereinafter defined), 20,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, at an exercise price of U.S.$0.75 per Share (the “Exercise Price”). Until the earlier of the Expiration Date (as hereinafter defined) and such time as this Warrant is exercised in full, the Exercise Price and the number of Shares (or consideration) issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

1. Term. Upon the terms and subject to the conditions set forth herein, this Warrant shall be exercisable, in whole or in part, at any time, or from time to time, during the period (such period, the “Term”) commencing at 5:00 p.m., Eastern time, on May [___], 2011 (the “Effective Date”) and ending at 5:00 p.m., Eastern time, on May [___], 2016 (the “Expiration Date”). Any portion of this Warrant remaining unexercised at the Expiration Date shall thereafter be void.

2.	Exercise.

(a) Manner of Exercise. The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the Term: (i) by the surrender of this Warrant and the Notice of Exercise (in the form attached hereto as Exhibit A), duly completed and executed on behalf of the Holder, at the principal executive office of the Company located at 2140 North Miami Avenue, Miami, Florida 33127, or such other office as the Company shall notify the Holder of in writing (the “Principal Office”); and (ii) upon payment, by bank check or wire transfer of immediately available funds to an account designated by the Company, of the aggregate Exercise Price for the Shares to be purchased.

(b) Time of Exercise. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above (the “Exercise Date”), and the Holder (or other individual or entity (“Person”) entitled to receive the Shares issuable upon such exercise in accordance with the terms hereof) shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date.

(c) Delivery of Certificate and Balance Warrant. As promptly as practicable on or after the Exercise Date and in any event within fifteen (15) days thereafter, the Company, at its expense, will issue and deliver to the Holder (or other Person entitled to receive the Shares issuable upon exercise of this Warrant in accordance with the terms hereof) a certificate or certificates for the Shares issuable upon such exercise or, if such Shares are not certificated, other appropriate written evidence of the issuance of the Shares. In the event that this Warrant is exercised in part, the Company at its expense shall execute and deliver to the Holder (or its successor or permitted assignee) a new warrant of like tenor exercisable for the number of Shares for which this Warrant may then be exercised after giving effect to all previous exercises and adjustments.

(d) No Fractional Shares. This Warrant my only be exercised for whole Shares, and in no event shall any fractional Share be issued upon any exercise of this Warrant.

(e) Limitation on Exercise. Notwithstanding anything to the contrary contained in this Warrant, in no event shall the Holder (or other Person entitled to receive the Shares issuable upon exercise of this Warrant in accordance with the terms hereof) be entitled to exercise this Warrant, or to receive Shares issuable upon exercise of this Warrant, for an amount of Shares which, as of the date of such exercise, is in excess of the number of shares of the Company’s common stock, par value $0.01 per share, that the Company has sold and issued, and the Holder has purchased, under that certain Stock Purchase Agreement, by and between the Holder and the Company, dated April 8, 2011, pursuant to which, among other things, this Warrant was issued (the “Stock Purchase Agreement”).

3.	Adjustments.

(a) Merger or Sale. If, at any time while this Warrant, or any portion thereof, is outstanding and unexpired, there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of securities otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the Company’s shares of capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of all or substantially all of the Company’s properties and assets, then, in each case, this Warrant shall thereafter represent the right to acquire the number of Shares or other securities or property which the Holder (or its successor or permitted assignee) would have owned immediately after the consummation of such reorganization, merger, consolidation, sale or transfer, if the Holder (or its successor or permitted assignee) had exercised this Warrant immediately before the effective date of such reorganization, merger, consolidation, sale or transfer, as the case may be.

(b) Reclassification. If the Company, at any time while this Warrant, or any portion hereof, is outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change.

(c) Subdivision or Combination of Shares. If the Company, at any time while this Warrant, or any portion hereof, is outstanding and unexpired, shall split or subdivide the securities for which this Warrant is exercisable into a greater number of securities of the same class, then the amount of securities for which this Warrant is exercisable shall be proportionately increased and the Exercise Price shall be proportionately decreased. If the Company, at any time while this Warrant, or any portion hereof, is outstanding and unexpired, shall reverse split or combine the securities for which this Warrant is exercisable into a lesser number of securities of the same class, then the amount of securities for which this Warrant is exercisable shall be proportionately decreased and the Exercise Price shall be proportionately increased.

(d) Adjustments for Non-Cash Dividends. If, at any time while this Warrant, or any portion thereof, is outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional securities or property (other than cash) of the Company by way of dividend or distribution (collectively, a “Dividend”), then, in each case, this Warrant shall represent the right to acquire, in addition to the number of Shares receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional securities or property (other than cash) of the Company that the Holder (or its successor or permitted assignee) would hold on the date of exercise of this Warrant had it been the holder of record of the security receivable upon exercise of this Warrant on the record date fixed with respect to the Dividend and had thereafter, during the period from the date thereof through and including the date of such exercise, retained such securities and all other additional securities which it would have received during such period as a result of its ownership thereof, giving effect to all adjustments called for during such period by the provisions of this Warrant. Notwithstanding the foregoing, in no event shall the Company’s distribution of subscription rights to purchase additional shares of the Company’s common stock, par value $0.01 per share, or other securities of the Company in a rights offering or similar transaction be deemed to be a Dividend for purposes of this Section 3(d).

(e)	Certain Other Matters.

i. All calculations under this Section 3 shall be made to the nearest cent or whole Share, as the case may be.

ii. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least U.S.$0.01 per Share; provided, however, that any adjustments which by reason of this Section 3(e)(ii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

iii. If, as a result of an adjustment made pursuant to this Section 3, the Holder (or its successor or permitted assignee) shall become entitled to receive shares of more than one class or series of capital stock of the Company, then the Board of Directors of the Company (whose determination shall be final and conclusive) shall determine, in good faith, the allocation of the adjusted Exercise Price between or among the shares of such multiple classes or series of capital stock of the Company.

iv. If any event shall occur as to which the other provisions of this Section 3 are not strictly applicable but as to which the failure to make any adjustment would not fairly preserve the purchase rights represented by this Warrant in accordance with the essential intent and principles of the adjustments set forth in this Section 3, then, in each such case, the Board of Directors of the Company (whose determination shall be final and conclusive) shall determine, in good faith, the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to fairly preserve the purchase rights represented by this Warrant.

4. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to Section 3, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder (or its successor or permitted assignee) a certificate setting forth, in reasonable detail, the event requiring such adjustment or readjustment, the amount of such adjustment or readjustment, the method by which such adjustment or readjustment was calculated, the adjusted or readjusted Exercise Price and adjusted or readjusted number of Shares or amount of other securities or property that would be received upon the exercise of this Warrant.

5. Legends. Each stock certificate representing Shares issued upon exercise of this Warrant shall have conspicuously endorsed thereon, in addition to any legends deemed necessary or advisable by the Company, the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS

OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF CAPITAL STOCK. A STATEMENT SETTING FORTH THE VOTING POWERS, DESIGNATIONS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS OF THE VARIOUS CLASSES OF CAPITAL STOCK IS ON FILE AT THE CORPORATION’S OFFICE. THE CORPORATION WILL FURNISH A COPY OF SUCH STATEMENT TO ITS STOCKHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON SALE, ASSIGNMENT, PLEDGE OR OTHER DISPOSITION PURSUANT TO THAT CERTAIN STOCK PURCHASE AGREEMENT WITH THE CORPORATION, DATED APRIL 8, 2011. UNDER SUCH AGREEMENT, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF PRIOR TO MAY [___], 2013, WITHOUT THE PRIOR WRITTEN CONSENT OF THE CORPORATION. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL PLACE OF BUSINESS OF THE CORPORATION.

6. Shares to be Fully Paid. When issued and delivered in accordance with this Warrant to the Holder (or its successor or permitted assignee) upon payment to the Company of the applicable Exercise Price, the Shares issued by the Company pursuant to this Warrant will be fully paid and non-assessable with no personal liability attaching to ownership thereof and will be free and clear of all liens, charges and encumbrances of any nature whatsoever except for restrictions on transfer under the Stock Purchase Agreement and under applicable federal and state securities laws.

7. Company to Reserve Shares. At all times while this Warrant, or any portion hereof, is outstanding and unexpired, the Company shall reserve and keep available, free from preemptive rights, out of its authorized but unissued capital stock, for the purpose of effecting the exercise of this Warrant, the full number of Shares then deliverable upon the exercise of this Warrant. The issuance of this Warrant shall constitute full authority to those officers of the Company who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Shares upon exercise of this Warrant.

8. Exchange of Warrant. If this Warrant shall be mutilated, lost, stolen or destroyed, then the Company shall execute and deliver to the Holder (or its successor or permitted assignee) a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including, without limitation, a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and upon receipt of indemnity reasonably satisfactory to the Company.

9. No Rights as Stockholder. Except as otherwise provided herein, this Warrant, to the extent not exercised, will not entitle the Holder to any of the rights, including, without limitation, voting rights, information rights and rights to receive dividends or distributions, of a stockholder of the Company.

10. Amendment. This Warrant may not be modified or amended, except with the prior written consent of the Holder (or its successor or permitted assignee) and the Company. Any instrument given by or on behalf of the Holder (or its successor or permitted assignee) in connection with any consent to any modification or amendment of this Warrant will be conclusive and binding on any and all subsequent holders of this Warrant.

11. Transfer. Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended, or any state securities laws, and such securities may not be offered for sale, sold, assigned, pledged, or otherwise disposed of, unless they are registered under the Securities Act of 1933, as amended, and such state laws or the transaction is exempt from the registration requirements thereof. In addition, this Warrant and the Shares are subject to restrictions on transfer set forth in the Stock Purchase Agreement, pursuant to which, among other things, neither this Warrant nor the Shares may be offered for sale, sold, assigned, pledged or otherwise disposed of prior to May [___], 2013 without the prior written consent of the Company, which consent may be withheld in the sole discretion of the Company. Subject to the foregoing and the following sentence, upon surrender of this Warrant as a result of a transfer hereof, the Company, upon written request by the transferor, and at the expense of the transferee or transferor (as they may decide between themselves), will issue and deliver to, or to the order of, the transferee a new Warrant in the name of such transferee, or as such transferee (on payment by such transferee of any applicable transfer taxes) may direct, exercisable for the number of Shares for which this Warrant may then be exercised after giving effect to all previous exercises and adjustments. In addition to the foregoing, and as a condition precedent to effecting any transfer, the transferor shall notify the Company of the proposed transfer by delivering to the Principal Office a Notice of and Form of Assignment (in the form attached hereto as Exhibit B), duly completed and executed on behalf of the transferor.

12. Successors and Assigns. This Warrant shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its successors and permitted assigns.

13. Titles and Subtitles. The titles and subtitles used in this Warrant are for convenience only and are not to be considered in construing or interpreting any term or provision of this Warrant.

14. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Florida for all purposes and in all respects, without regard to the conflict of law provisions of such state.

[ SIGNATURE PAGE FOLLOWS ]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the Effective Date set forth above.

IVAX Diagnostics, Inc.,
a Delaware corporation

By:

Name:  Kevin D. Clark
Title: Chief Executive Officer, Chief Operating Officer and President

EXHIBIT A

NOTICE OF EXERCISE

Dated: ________, 20__

The undersigned hereby elects to purchase ____ shares (the “Shares”) of common stock of IVAX Diagnostics, Inc. (the “Company”) pursuant to the terms of the warrant issued to the undersigned, effective as of May [___], 2011, a copy of which is attached hereto (the “Warrant”), and tenders herewith payment to the Company of U.S.$0.75 per Share, for an aggregate purchase price of U.S.$___, representing payment in full for the Shares in accordance with the terms of the Warrant. Such aggregate purchase price is being paid [by bank check / by wire transfer of immediately available funds to an account designated by the Company] [strike portion which is not applicable]. Until the earlier of the Expiration Date (as defined in the Warrant) and such time as the Warrant is exercised in full, the Exercise Price (as defined in the Warrant) and the number of Shares (or consideration) issuable upon exercise of the Warrant are subject to adjustment as provided in the Warrant.

Please issue certificate(s) representing the Shares, and a new warrant for the unexercised portion of the Warrant [strike if not applicable], in the name of the undersigned, and deliver such certificate(s) and new warrant [strike if not applicable] to the undersigned at the following address:

ERBA Diagnostics Mannheim GmbH
c/o Transasia Bio-medicals Ltd.
Transasia House
8 Chandivali Studio Road
Mumbai, India 400072
Attn: Chief Executive Officer

ERBA Diagnostics Mannheim GmbH

By:

Name:

Title:

EXHIBIT B

NOTICE OF AND
FORM OF ASSIGNMENT
(TO BE SIGNED ONLY ON TRANSFER OF WARRANT)

For value received, the undersigned hereby sells, assigns and transfer unto _____, federal taxpayer identification number _____, whose address is _____, _____, _____, the right represented by the accompanying warrant to purchase shares of common stock of IVAX Diagnostics, Inc. and appoints _____, with full power of substitution in the premises, as attorney to transfer such right on the books of IVAX Diagnostics, Inc.

Dated: ________, 20__	(Signature must conform to name of holder as specified on the face of the Warrant)

Address

Signed in the presence of:

Appendix B

FORM OF
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
IVAX DIAGNOSTICS, INC.

IVAX Diagnostics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors of the corporation resolutions were duly adopted setting forth a proposed amendment to the corporation’s Amended and Restated Certificate of Incorporation, declaring said amendment to be advisable and calling a meeting of the corporation’s stockholders for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of the corporation be amended by changing Article “FOURTH” so that, as amended hereby, said Article shall be and read as follows:

“The total number of shares of stock which the Corporation is authorized to issue is 105,000,000 shares, which are to be divided into two classes consisting of (i) 100,000,000 shares of common stock, par value $0.01 per share, and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share, issuable in series as may be provided from time to time by resolution of the Board of Directors.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the corporation’s stockholders was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by its duly authorized officer, effective as of this    day of                         , 2011.

By:	Kevin D. Clark, President, Chief Executive Officer and Chief Operating Officer

B-1

Appendix C

IVAX Diagnostics, Inc.
2140 North Miami Avenue
Miami, Florida 33127

PROXY

PLEASE VOTE TODAY IN ONE OF THREE WAYS:

Vote by telephone. Please call toll-free in the U.S. or Canada at [ phone number ] on a touch-tone telephone. There is no charge to you for the call. Please follow the simple instructions. You will be required to provide the unique control number below.

OR

Vote by Internet. Please access [ website ] and follow the simple instructions. You will be required to provide the unique control number below.

[ control number ]

You may vote by telephone or Internet at any time, 24 hours a day, 7 days a week.
The deadline for voting by telephone or Internet is 11:59 p.m. (Eastern Time) on May [___], 2011.
Your vote by telephone or Internet authorizes the proxy holders to vote your shares in the same manner as if you had completed, signed, dated and returned a proxy card.

OR

Vote by mail. If you do not wish to vote by telephone or Internet, then please complete, sign, date and return this Proxy Card in the postage pre-paid envelope provided.

This Proxy is solicited on behalf of the Board of Directors of IVAX Diagnostics, Inc.

I (whether one or more of us) appoint Kevin D. Clark and Arthur R. Levine, and each of them separately, as my proxies, each with the power to appoint his substitute, and authorize each of them to vote as designated on the reverse side, all of my shares of Common Stock of IVAX Diagnostics, Inc. held of record by me at the close of business on April 15, 2011 at the Annual Meeting of Stockholders to be held on May 20, 2011 and at any and all postponements or adjournments of such meeting.

When properly executed and returned, this Proxy will be voted in the manner directed by me. If no direction is indicated, this Proxy will be voted “FOR” all four proposals set forth in the accompanying Proxy Statement and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof.

(continued and to be signed on the reverse side)

C-1

The Board of Directors of IVAX Diagnostics, Inc. unanimously recommends a vote “FOR” Proposal #1, a vote “FOR” Proposal #2, a vote “FOR” Proposal #3, and a vote “FOR” all five of the nominees for director in Proposal #4.

1.	Approval of the sale and issuance to ERBA Diagnostics Mannheim GmbH of 20,000,000 shares of the Company’s Common Stock for an aggregate purchase price of $15,000,000 and warrants to purchase an additional 20,000,000 shares of the Company’s Common Stock.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

2.	Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation increasing the number of authorized shares of the Company’s Common Stock from 50,000,000 shares to 100,000,000 shares.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3.	Approval, solely for purposes of Section 203 of the Delaware General Corporation Law, of certain future transactions between the Company and ERBA Diagnostics Mannheim GmbH and its affiliates and associates.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

4.	Election of five directors to the Company’s Board of Directors.

FOR each nominee listed (except as marked to the contrary) [ ]	WITHHOLD AUTHORITY to vote for all nominees listed [ ]	Name David M. Templeton Kishore “Kris” Dudani Philippe Gadal, Pharm.D. John B. Harley, M.D., Ph.D. Suresh Vazirani	Term of Office 2012 2013 2013 2014 2014

(INSTRUCTION: To withhold authority to vote for any individual nominee, draw a line through such nominee’s name.)

5.	In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

I acknowledge receipt of the accompanying Notice of Annual Meeting and Proxy Statement for the May 20, 2011 meeting.

Date:                                         , 2011

Signature

Signature (if held jointly)

(Please date this Proxy Card and sign exactly as your name or names appear on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

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